                               PURCHASE AGREEMENT

      This Purchase Agreement (the "Agreement") is made and entered into on the 13th day of September, 1996 by and between the Estate of Joseph B. Banks ("Seller") and Penn National Gaming, Inc., a Pennsylvania corporation ("Buyer"). Virginia H. Banks ("Mrs. Banks") joins in this Agreement solely for the purpose and subject to the conditions set forth in the Joinder hereto.

      The Plains Company, a Pennsylvania corporation (the "Company"), through its subsidiary, Pocono Downs, Inc., a Pennsylvania corporation ("Pocono Downs"), conducts harness racing with pari-mutuel wagering at Pocono Downs Racetrack in Wilkes-Barre, Pennsylvania and operates off-track wagering facilities located in Lehigh County, Pennsylvania and Erie, Pennsylvania.

      The Lehigh County off-track wagering facility is owned by Lehigh Off-Track Wagering, L.P., a Pennsylvania limited partnership ("Lehigh"). The Erie off-track wagering facility is owned by Peach Street Ltd. Partnership, a Pennsylvania limited partnership ("Peach Street"; and together with Lehigh, the "Partnerships").

      Seller owns all of the issued and outstanding shares of capital stock (the "Shares") of the Company and all of the limited partnership interests (the "Interests") in the Partnerships. The Company indirectly owns all of the general partnership interests in the Partnerships.

      Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Shares and the Interests in accordance with the provisions of this Agreement.

      References in this Agreement to "Section A" refer to a section in Appendix A hereto.

      NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

      1. Purchase Price Deposit; Sale and Purchase of Shares and Interests. (a) Contemporaneously herewith, Buyer has deposited $1,000,000 (the "Deposit") with the escrow agent (the "Deposit Escrow Agent") designated in the escrow agreement (the "Deposit Escrow Agreement") in substantially the form of Exhibit A hereto entered into concurrently with the execution hereof among Buyer, Seller and the Deposit Escrow Agent, to be released and delivered as provided in the Deposit Escrow Agreement and in Section 2(b) hereof.

      (b) Subject to the terms and conditions of this Agreement and on the basis of and in reliance upon the representations, warranties, covenants and agreements set forth herein, on the Closing Date (as defined in Section 2(a) hereof) Seller shall sell to Buyer, and Buyer shall purchase from Seller, all of the Shares and the Interests in exchange for a cash purchase price of $47,000,000, subject to adjustment after the Closing pursuant to Sections 3 and 4 hereof. The sum of $47,000,000 shall be payable by Buyer as follows:

            (i) $44,000,000 shall be paid to Seller at the Closing in the manner provided in Sections 2(b) and 2(c) hereof; and

            (ii) $3,000,000 shall be deposited at the Closing with the escrow agent (the "Closing Escrow Agent") designated in the escrow agreement (the "Closing Escrow Agreement") in substantially the form of Exhibit B hereto to be entered into at the Closing among Buyer, Seller and the Closing Escrow Agent, in the manner provided in Sections 2(b) and 2(c) hereof, and shall be held and disbursed by the Closing Escrow Agent in accordance with the Closing Escrow Agreement.

      2. Closing. (a) The closing (the "Closing") of the sale and purchase of Shares and the Interests described in Section 1 hereof shall take place at the offices of Morgan, Lewis & Bockius LLP, 2000 One Logan Square, Philadelphia, Pennsylvania, commencing at 10:00 a.m., local time, no later than November 30, 1996, or at such other place, time or date as may be agreed upon in writing by the parties hereto. The date of the Closing is sometimes herein referred to as the "Closing Date". The parties acknowledge that if the Closing has not occurred by 6:00 p.m. Philadelphia local time on November 30, 1996, this Agreement shall terminate, Seller may be entitled to the Deposit (as provided in the Deposit Escrow Agreement) and the parties shall have no further obligation to each other except as provided in Section 11.2 hereof; provided, however, the if the parties, in their sole and unfettered discretion, so agree in writing, the period for closing shall be extended until 6:00 p.m. Philadelphia local time on December 15, 1996, upon payment by Buyer to Seller in cash of a non-refundable extension fee of $1,000,000 (which shall be in addition to, and not in lieu of, the delivery of the Deposit). In no event shall the Closing Date be extended beyond the close of business on November 30, 1996, or December 15, 1996, as applicable.

      (b) At the Closing, the Deposit, and all investment earnings thereon, shall be deposited with the Closing Escrow Agent (in partial satisfaction of Buyer's payment obligations under Section 1(b) and 2(c) hereof).

      (c) At the Closing, Seller shall assign, transfer and deliver to Buyer (or, without relieving Buyer of its obligations hereunder, to one or more wholly-owned direct or indirect subsidiaries of Buyer designated in writing at least five days prior to the Closing) (i) the certificates for the Shares (duly endorsed or with separate duly signed stock transfer powers attached thereto) and (ii) the Interests, in both cases free and clear of all pledges, liens, encumbrances, claims and other charges thereon of every kind (provided that Buyer acknowledges that ownership of the Shares and the Interests will be subject to securities laws and laws applicable to "licensed corporations" (as defined in the Pennsylvania Race Horse Industry Reform Act (the "Pennsylvania Act")) and owners of "race tracks" or "non primary locations" (as defined in the Pennsylvania Act)), in exchange for the delivery by Buyer (by wire transfer of immediately available funds to such accounts at such banks as Seller shall direct in writing delivered to Buyer no less than three business days prior to the Closing) to (i) Seller, the amount to be paid to it pursuant to Section 1(b)(i) hereof, and (ii) the Closing Escrow Agent, the amount to be held by the Closing Escrow Agent under the Closing Escrow Agreement pursuant to Section 1(b)(ii) hereof.

      (d) At the  Closing,  Seller  shall make  available  to Buyer the  written resignations of all the directors and officers of the Company and its Subsidiaries (as defined in Section A.1.6 hereof) effective as of the Closing, and shall cause to be made available to the successor directors and officers of the Company (the "post-Closing Company directors and officers") all minute books, stock record books, books of account, corporate seals, leases, contracts, agreements, securities, bank, checking and money market accounts, other investments, deposits, customer and subscriber lists, files and other documents, instruments and papers belonging to the Company and its Subsidiaries and shall cause possession and control of all of the assets and properties of every kind and nature, tangible and intangible, of the Company and its Subsidiaries and of all other things and matters pertaining to the operation of the business of the Company and its Subsidiaries to be made available to the post-Closing Company directors and officers. At the Closing, Seller shall also deliver to Buyer, and Buyer shall deliver to Seller, the certificates, opinions and other instruments and documents referred to in Sections 8 and 9 hereof, respectively.

      Anything in this Section 2(d) or elsewhere in this Agreement to the contrary notwithstanding, effective as of the Closing Buyer hereby waives, and at Closing shall cause Company and the Subsidiaries to waive (by delivery of a waiver in the form attached hereto as Exhibit M), any right that Buyer, Company or the Subsidiaries may have to any notes, work product or communications within the attorney-client privilege (collectively, the "Attorney Materials") to or from Seller prepared or received (i) by Drinker Biddle & Reath or, (ii) after June 14, 1996, by Chariton & Keiser in the course of their representation of Seller in the transactions contemplated by this Agreement to the extent such right would arise as a result of Drinker Biddle & Reath or Chariton & Keiser also having been engaged by or receiving payments from the Company or any of the Subsidiaries; provided that such waivers shall be null and void and of no effect with respect to Attorney Materials that are not protected by the attorney-client privilege if it is asserted.

      (e) The purchase price payable under Section 1(b)(i) and 1(b)(ii) shall be allocated between the Shares and the Interests as set forth on Exhibit C hereto. Buyer and Seller each agree to report the sale and purchase of the Shares and the Interests for all federal, state, local, foreign and other tax purposes in a manner consistent with such allocation.

      (f) (i) Immediately prior to the Closing, Seller shall cause the Company to redeem a portion of the Shares (the "Redeemed Shares") in exchange for any remaining interests in the 400 Acres (as defined in Section 7.11 below). The number of Redeemed Shares, if any, shall equal the product of
      (A) the total number of Shares multiplied by (B) the fraction that equals the ratio of (x) the fair market value, if any, of any remaining interest of the Company or its Subsidiaries in the 400 Acres to (y) the fair market value of the Shares immediately before the redemption. Such number shall be determined by Seller. At the Seller's discretion, the remaining interest in the 400 Acres, if any, shall either be transferred directly to Seller (or its designee) or shall first be contributed to a corporation or other legal entity, 100% of the interests in which are then transferred to Seller (or its designee).

            (ii) To the extent any provision of this Agreement (including without limitation the Appendix, the Schedules and Exhibits hereto) refers to Seller transferring the Shares to Buyer, or suggests that the Shares transferred to Buyer represent all of the Shares of the Company, such provision shall be deemed modified so as not to include the Redeemed Shares.

            (iii) Upon any such redemption and/or conveyance of the 400 Acres, the party taking title to the 400 Acres shall release Buyer, the Company, Pocono Downs and the other Subsidiaries, and each of their affiliates (collectively, the "400 Acre Indemnitees"), from, and shall reimburse, defend, indemnify and hold harmless each 400 Acre Indemnitee from, against and in respect of, any Claims (as hereinafter defined) suffered, sustained, incurred or paid by such 400 Acre Indemnitee in connection with, resulting from or arising out of the 400 Acres (including without limitation all improvements located thereon) or the ownership or conveyance thereof (including without limitation any Claims which involve an Environmental Claim (as defined in Section 10.2 hereof) or which otherwise relate to or involve a claim, liability or obligation which arises out of or is based upon, any Environmental Law (as defined in Section 10.2 hereof) whether such liability or obligation relates to or arises out of any activity occurring, condition existing, omission to act or other matter with respect to the 400 Acres existing before or after the Closing). The foregoing indemnification covenant shall also include procedures substantially similar to those set forth in Sections 10.7 and
      10.8 hereof. Such conveyance of the 400 Acres shall be by special warranty deed and without any other warranty or representation, covenant or liability of any kind. Such conveyance of the 400 Acres shall be in accordance with all applicable laws, regulations, rules and ordinances and all necessary permits, approvals and authorizations shall be obtained in connection with such conveyance.

      3. Post-Closing Adjustment to Purchase Price. (a) As soon as reasonably practical following (but not more than 120 days after) the Closing Date, Buyer shall prepare and deliver to Seller a consolidated balance sheet of the Company and its Subsidiaries as of the Closing Date (the "Closing Financial Statements"). The Closing Financial Statements shall be prepared in accordance with generally accepted accounting principles using the same methods and criteria employed by Pocono Downs in connection with its preparation of the Audited Financials (as defined in Section A.1.7 hereof), to the extent such methods and criteria are consistent with generally accepted accounting principles. All expenses incurred in connection with the preparation of the Closing Financial Statements shall be the responsibility of Buyer.

      (b) The Closing Financial Statements shall become final and binding upon the parties unless within 20 days following their submittal to Seller, Seller notifies Buyer of its objection thereto. If Seller so notifies Buyer of its objection to the Closing Financial Statements, Seller and Buyer shall negotiate in good faith to resolve any differences. If within 30 days following the receipt of such notice by Buyer any of such differences have not been resolved, they shall be resolved by the Philadelphia, Pennsylvania office of a nationally recognized accounting firm mutually acceptable to the parties, and such firm's opinion thereon and the resulting Closing Financial Statements shall be final, binding and not subject to any appeal. The fees and expenses of such accounting firm in connection with any such resolution shall be paid one-half by Seller and one-half by Buyer.

      (c) Within ten days following the final determination of the Closing Financial Statements, an adjustment to the Purchase Price shall be made and paid as follows: (i) if the sum of the balance sheet entries thereon representing the following items with adjustments to such items as specified below:

            cash
            marketable securities
            the tax credit identified on Exhibit D hereto prepaid corporate and real estate taxes net accounts receivable (excluding all receivables from Seller, receivables from employees and funds retention receivables from Philadelphia Park)
            employee receivables (to the extent collectible) food and beverage inventory miscellaneous inventory (which shall have a stipulated value of $50,000)
            prepaid insurance
            security deposits
            deferred finance charges (to the extent the related debt is not repaid) interest receivable prepaid expenses

(the foregoing collectively, "Current Assets") as of the Closing Date is less than the sum of the balance sheet entries thereon representing the following items with adjustments to such items are specified below:

            accounts payable indebtedness for money borrowed capitalized leases underpaid purses payroll & sales taxes payable accrued expenses income taxes payable deferred income taxes other current liabilities 50% of 1996 capital stock taxes Fan club reserve (which shall have a stipulated value of $50,000)

(the foregoing collectively, "Debts") then Seller shall pay, or cause to be paid to Buyer, in cash, the amount of the difference between such Current Assets and the Debts, and (ii) if the sum of Current Assets as of the Closing Date is greater than the sum of Debts, then Buyer shall pay to Seller, in cash, the amount of such difference.

      (d) Nothing in this Section 3 shall preclude any party from exercising, or shall adversely affect or otherwise limit in any respect the exercise of, any right or remedy available to it hereunder for any misrepresentation or breach of warranty hereunder, but neither Buyer nor Seller shall have any right to dispute the Closing Financial Statements or any portion thereof once they have been finally determined in accordance with Section 3(b) hereof.

      4.  Special Payment for New Activity.  In addition to the Purchase
Price, if:

      (a) During the period beginning on the date hereof and ending on the fifth anniversary of the Closing Date, the Commonwealth of Pennsylvania (whether through legislation or otherwise) permits additional forms of wagering (including but not limited to the operation of slot machines or riverboat or other gambling facilities), other than pari-mutuel wagering, in which facilities licensed or regulated by the Harness or Horse Racing Commissions (or any successor to all or a portion of the functions thereof) are permitted to participate, and

      (b) At any time that it is legally permissible for Buyer to offer any one or more of such forms of wagering anywhere in any of the following counties in
Pennsylvania: Erie, Warren, McKean, Potter, Tioga, Bradford, Susquehanna, Wayne, Pike, Monroe, Northampton, Lehigh, Carbon, Schuykill, Luzerne, Lackawanna, Wyoming, Sullivan, Columbia, Northumberland, Union, Montour, Clinton, Centre, Cameron, Clearfield, Elk, Jefferson, Clarion, Forest, Venango, Mercer or Crawford, Buyer offers any one or more of such forms of wagering anywhere in Pennsylvania, then Buyer shall pay to Seller in cash the sum of $10 million as follows: $2 million shall be due and payable upon commencement of the first new wagering activity (the "New Activity Date"), and an additional $2 million shall be due upon each of the first, second, third and fourth anniversaries of the New Activity Date. The full amount of the special payment shall be made whether or not Buyer continues to engage in the activity and shall be made whether or not Buyer shall have transferred its interests in the Company or its Subsidiaries to a new party before or after such new wagering activity is offered in such area. Such special payment shall be treated as part of the purchase price for the Shares.

      For purposes of this Section 4, Buyer shall be deemed to have offered or be legally permitted to offer an additional form of wagering other than pari-mutuel wagering if the form of wagering is offered or legally permitted to be offered by Buyer, by any successor or assign of Buyer or any affiliate of Buyer or by any person which has an ownership interest in Buyer or an affiliate of Buyer or from which Buyer or any of its affiliates receives payments or other benefits directly or indirectly in respect of any such form of wagering. The special payment shall not be subject to set-off, withholding or offset for any matters or claims whatsoever.

      5. Representations and Warranties of Seller. Seller represents and warrants to Buyer as set forth in Section A.1 of Appendix A hereto, which
Section is incorporated in this Section 5 by reference and is a part of this Agreement.

      6. Representations and Warranties of Buyer. Buyer represents and warrants to Seller as set forth in Section A.2 of Appendix A hereto, which Section is incorporated in this Section 6 by reference and is a part of this Agreement.

      7.  Covenants.

      7.1 Covenants Pending Closing.1 Covenants Pending ClosingCovenants Pending Closing. Seller acknowledges that Buyer is agreeing to the covenants set forth in this Section 7.1 in reliance upon the continuation of Herb A. Grayek, Jr. as the person having chief executive and operating responsibility similar to that being exercised at the date of this Agreement for the Company and its Subsidiaries. In the event that Mr. Grayek no longer performs such role, Seller shall agree to such modifications of this Section 7.1 as Buyer shall reasonably request. Subject to the foregoing, Seller represents and warrants to Buyer and agrees that, except as may be approved in writing by an executive officer of Buyer, between the date hereof and the Closing Date:

      (a) the Company and its Subsidiaries will conduct and operate their businesses in a manner consistent with past practices and, to the extent consistent with such operation, use their reasonable good faith efforts to (i) preserve intact their current business organizations, (ii) keep available the services of their present employees, (iii) continue normal purchasing, rental, leasing, financing, marketing, advertising, promotional and maintenance expenditures and (iv) preserve any beneficial business relationships with all persons having business dealings with them, it being understood and acknowledged that Seller is uncertain as to the effect of the prospective sale of the Shares and Interests on the foregoing, and by way of illustration and not by way of limitation, Seller may (but need not) initiate or continue efforts to acquire any desired nonprimary site, develop or establish uplink facilities, alone or in conjunction with others, enter into agreements to accept or allow wagers with respect to activities within and outside of the Commonwealth of Pennsylvania and do all things that Company and its Subsidiaries would have done in the ordinary course of their business had this Agreement not been executed;

      (b) the Company and its Subsidiaries will, at their own expense, maintain in a manner consistent with past practices (i) all of the material properties used or useful in their businesses in current operating condition and repair, ordinary wear and tear excepted and (ii) all insurance covering their business, employees and assets in full force and effect until 12:01 A.M. on the first day following the Closing Date with responsible companies, comparable in amount, scope and coverage to that in effect on the date hereof;

      (c) the Company and its Subsidiaries will (i) use their reasonable good faith efforts consistent with past practices to duly comply with all laws, ordinances, codes, rules and regulations applicable to them if the failure to do so would have a material adverse effect upon the Company and its Subsidiaries taken as a whole, (ii) use their reasonable best efforts to perform all of their material obligations and liabilities without default, (iii) maintain their corporate existence in good standing in their jurisdictions of incorporation or organization and their due qualification in good standing in all jurisdictions in which they are so qualified and (iv) maintain all of their books and records in the usual, regular and ordinary manner on a basis consistent with past practices, it being understood and agreed by the parties hereto that the responsibility for complying with the provisions of the Pennsylvania Race Horse Industry Reform Act and regulations of the Pennsylvania Racing Commissions applicable to the transaction contemplated hereunder is exclusively that of Buyer and not of Seller or, prior to the Closing, the Company or any of its Subsidiaries;

      (d) the Company and its Subsidiaries will give to Buyer and its counsel, accountants, investment bankers and other representatives access during normal business hours to the premises of the business, personnel, counsel, accounts and other representatives of the Company and its Subsidiaries and furnish to Buyer and such representatives all such additional documents and information with respect to the businesses of the Company and its Subsidiaries as Buyer may from time to time reasonably request and as, in the case of documents and information, may be readily accessible to the Company;

      (e) Seller shall use its reasonable best efforts to satisfy the conditions set forth in Sections 8.4, 8.5, 8.7 (except to the extent relating to Buyer's election pursuant to such Section to continue any indebtedness), 8.9 and 8.10 hereof, and Seller shall cooperate with Buyer in its efforts to obtain any required third party consents to the consummation of the transactions contemplated by this Agreement; Seller and its Subsidiaries shall execute customary affidavits and documentation required by Buyer's title insurance company in connection with the issuance of Owner's Title Policies (as hereinafter defined) insuring title in the form required by Sections 12(b) and 12(c) hereto;

      (f) neither the Company nor any Subsidiary will (i) make any change adverse to Buyer in its organizational documents or its authorized, issued or outstanding capital stock or partnership interests, (ii) grant any options or other rights to acquire, whether directly or contingently, any of its capital stock or partnership interests or (iii) except as may be provided herein, sell, rent, lease or otherwise dispose of any of their assets, except in the ordinary course of business consistent with past practices;

      (g) other than in the ordinary course of business (as more fully set forth and illustrated in Section 7.1(a) hereof), neither Seller, the Company nor any Subsidiary will (i) make any capital expenditures or commitments for capital expenditures, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, (iii) enter into any employment contract, increase the rate of compensation payable or to become payable by it to any officer or any other executive employee or make any general increase in the compensation or rate of compensation payable or to become payable to hourly employees or salaried employees except in the ordinary course of business or as required by existing contracts or (iv) accrue or pay to any of its officers or employees any bonus, profit-sharing, retirement pay, insurance, death benefit, fringe benefit or other compensation, except as disclosed herein or in the Schedules hereto;

      (h) neither the Company nor any Subsidiary will modify, terminate or renew any agreement, contract or commitment or waive, release or dispose of any right or claim of value accruing to it, except in a manner consistent with past practices;

      (i) other than in the ordinary course of business, neither Seller, the Company nor any Subsidiary will enter into any transaction or take any action or fail to take any action which is intended to result in any of the representations and warranties contained in this Agreement being untrue and incorrect in any material respect;

      (j) neither the Company nor any Subsidiary will take any other action or suffer or permit any other action to occur (other than actions taken in the ordinary course of business, as more fully set forth and illustrated in Section 7.1(a) hereof) which could reasonably be expected to have a material adverse effect on the business, management, operations, results of operations, assets, liabilities, properties, prospects or condition (financial or otherwise) of the Company or any Subsidiary;

      (k) neither Seller nor any affiliate of Seller will undertake any transaction that would require a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") with respect to the transaction contemplated by this Agreement and will not make any such filing;

      (l) neither Seller, the Company nor any Subsidiary will agree or commit to do any of the foregoing;

      (m) notwithstanding any other provision hereof, between the date hereof and the Closing Date the Company and its Subsidiaries shall be entitled to pay dividends and make other distributions and make other transfers (including without limitation through redemption) to equity holders of cash, cash equivalents, marketable securities and Pocono Downs= funds retention receivable from Philadelphia Park without prior notice to or approval of Buyer; and

      (n) Seller shall use its reasonable good faith efforts to cause the Company and its Subsidiaries to comply with all matters referred to in this
Section 7.1, with the same effect as if the covenants in this Section 7.1 were made by them.

      7.2  No Solicitation, Etc.  Prior to Closing:

      (a) Seller shall not, and shall not permit the Company or any Subsidiary to, directly or through another person, make, solicit, initiate, negotiate or encourage submission of proposals or offers from any persons relating to any liquidation, dissolution, recapitalization, merger, consolidation or acquisition or purchase of all or substantially all of the assets of, or equity interest in, the Company or any Subsidiary or any other similar transaction or business combination. Seller shall, and shall cause the Company and its Subsidiaries to, immediately cease and cause to be terminated all contracts, negotiations and communications with third parties with respect to the foregoing, if any, existing on the date hereof. Seller shall request the financial and other advisors and representatives of Seller and the Company and its Subsidiaries to comply with each of the covenants contained in this Section 7.2; and

      (b) Seller shall not, and shall not permit the Company or any Subsidiary to, directly or indirectly, participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist, any effort or attempt by any other person to do or seek any of the activities referred to in Section 7.2(a) hereof.

      7.3 Update Schedules. Prior to the Closing, Seller shall endeavor in good faith to disclose to Buyer in writing any information set forth in the Schedules hereto which no longer obtains and any information of the nature of that set forth in the Schedules which arises after the date hereof and which would have been required to be included in the Schedules if such information had obtained on the date hereof. Such disclosure shall not limit or affect any of Buyer's rights hereunder for or with respect to any misrepresentation or breach of warranty by Seller or Seller's failure to fulfill any covenant, agreement or condition contained in this Agreement, provided that if such disclosure is based principally on information or events which arise or occur after the date hereof, such information or events may serve as a basis for the condition specified in
Section 8.8(b) hereof not being satisfied, but may not serve as the basis for a claim of misrepresentation or breach of warranty, under any provision of this Agreement, with respect to representations and warranties made herein by Seller on the date hereof.

     7.4  Covenants of Buyer Pending Closing.

      (a) Seller and Buyer agree that the information contained in this Agreement (including the Exhibits, Appendix and Schedules hereto) or provided to either of them in connection with the investigation, negotiation, consummation and carrying to fruition of the transactions contemplated hereby is confidential in nature and, except as may be required by subpoena, civil investigation, demand or other similar process or as required for transferring the Shares and the Interests, each agrees not to disclose to any person (excluding its directors, employees, lenders, potential lenders, the escrow agent under the Deposit Escrow Agreement and the Closing Escrow Agreement and/or consultants and representatives, in each case who agree to keep such information confidential, all on a need-to-know basis) any such confidential information or the fact that discussions or negotiations have taken place among the parties to this Agreement, any of the terms or conditions of this Agreement or any discussions or negotiations of transactions (including the identity of any party to this Agreement) or information furnished in connection therewith, without the prior written consent of the party which furnished such information. Each party agrees that if it discloses such information to its affiliates, directors, employees, lenders or potential lenders, counsel and/or consultants and representatives, such party shall be responsible for any breach of this Section 7.4(a) by such person. No information will be deemed confidential and subject to this Section 7.4(a) if it is developed independently by a party or becomes or was generally available to the public other than as a result of a breach by a party of its obligations hereunder or under that certain letter agreement dated June 14, 1996, by Buyer, accepted by Seller, but information provided to or filed with the Pennsylvania State Harness Racing Commission (the "Commission") or any other government agency shall not be deemed to be available to the public by virtue of such filing or submission or accessibility to review. If Closing does not occur, Buyer shall not disclose or use confidential information provided by or on behalf of Seller, including confidential information relevant to the Company and the Subsidiaries, and Seller shall not disclose or use confidential information provided by or on behalf of Buyer. If Closing does occur, Seller shall not disclose or use confidential information provided by or on behalf of Buyer, including confidential information relevant to the Company and the Subsidiaries on or after the Closing, and Buyer shall not disclose or use confidential information provided by or on behalf of Seller that is not relevant to the Company and its Subsidiaries on or after the Closing. The provisions of this
Section 7.4(a) will survive the Closing or the termination of this Agreement for a period of two years after such termination or Closing, as the case may be.

      (b) Buyer will exercise its reasonable best efforts to obtain the financing contemplated in Section 8.6 hereof and, upon request, will advise Seller of the status of such financing and give Seller copies of any commitment letter or term sheet or similar document. Buyer shall not engage in a public offering of securities prior to Closing hereunder if any confidential information of Seller would be disclosed in connection therewith.

      (c) Buyer will, and after Closing will cause the Company and all Subsidiaries to, comply in all material respects with the Pennsylvania Race Horse Industry Reform Act and all regulations thereunder applicable to Buyer, the Company or any Subsidiary in respect of this transaction.

      (d) Before Closing, neither Buyer nor any affiliate of Buyer will undertake any transaction that would require a filing under the
Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") with respect to the transaction contemplated by this Agreement or will make any such filing.

      (e) Neither Buyer nor any person or entity affiliated with Buyer will object to the settlement of the Estate of Joseph B. Banks.

      (f) Buyer shall use its reasonable best efforts to cause the guarantees listed in Exhibit F hereto to be terminated, including without limitation the offer of its guarantee in lieu thereof.

      7.5 Continuation of Charitable Obligation. After the Closing, Buyer shall cause Pocono Downs to continue through 1998 the annual fundraising activities previously provided by it on behalf of St. Joseph Center in Scranton, Pennsylvania.

      7.6 Remediation. After the Closing, Seller shall promptly reimburse Buyer (or at Buyer's election, the Company) for reasonable out-of-pocket expenses incurred after the Closing to

      (a) investigate and remediate soil, groundwater or any other media in or related to the seven (7) areas identified at the bottom of Page 2 of the Phase II Environmental Assessment Report prepared by GeoSystems Consultants, Inc. dated August 22, 1996 (a copy of which is attached hereto as Exhibit G) to a background cleanup level consistent with Pennsylvania's Act 2 Land Recycling and Environmental Remediation Standards Act; provided (1) Seller's reimbursement obligation shall apply only to investigation and remediation work completed before June 30, 1997; (2) Buyer shall select the lowest and most qualified bid received from at least three (3) reputable environmental remediation contractors solicited by Buyer to perform the remediation work; and (3) Buyer provides Seller with the results of all remediation work in or related to the seven (7) specific areas, including without limitation any test results and reports, and itemized costs and supporting documentation for the out-of-pocket expenses; and

      (b) investigate, remediate or otherwise implement the proper closure of the Eastside Landfill, Plains Township, Luzerne County, Wilkes Barre,
Pennsylvania; provided (1) the Eastside Landfill Authority, City of Wilkes Barre, Township of Plains, Hanover Township and Borough of Ashley fail to abide by the Settlement Agreement as approved by Order of the Chief Judge, U.S.D.C. Middle District of Pennsylvania, Civil Action 82-1612, dated June 30, 1986; (2) Seller's reimbursement obligation shall apply only to work in connection with Eastside Landfill completed before March 31, 1999; (3) Buyer is required to incur out-of-pocket expenses as a result of a written order or directive from either the PA Department of Environmental Protection and/or the U.S. Environmental Protection Agency; (4) Buyer provides Seller with the itemized cost and supporting documentation for the out-of-pocket expenses related to the Eastside Landfill, and (5) Buyer agrees to reimburse Seller for any out-of-pocket expenses reimbursed by the Seller to the Buyer which Buyer later recovers from a third-party;

and further, the reimbursement obligation of Seller pursuant to this Section 7.6 is limited to a maximum of $250,000 , regardless of (i) the status or total cost of any remediation work, (ii) the results of any tests performed, (iii) the extent of any remediation work required to satisfy Buyer (or the Company) or any federal, state or local authority, and (iv) whether the remediation meets the cleanup standards of Pennsylvania's Act 2 Land Recycling and Environmental
Remediation Standards Act and any other federal, state or local law or regulation. Nothing in this Section 7.6 shall change or alter Buyer's indemnity to Seller pursuant to Section 10.2.

      7.7 Preparation of Final Tax Returns. Within 60 days after Closing, Seller shall cause its independent accountants, Robert Rossi & Co., to prepare, certify and distribute to Buyer all Tax Returns (as defined in Section A.1.13 hereof), for the Company and its Subsidiaries for all taxable periods of the Company and its Subsidiaries ending on, immediately before, or with the Closing. Buyer shall cause such Tax Returns to be timely filed, provided that such Tax Returns are consistent with the manner in which prior Tax Returns were prepared by Robert Rossi & Co. for the Company and its Subsidiaries, and further provided that Buyer does not reasonably believe that filing such Tax Returns will expose Buyer to criminal prosecution in the event of an audit. The parties shall work together in good faith to resolve any disputes regarding the filing of the Tax Returns described in this Section 7.7.

      The Federal income tax return of each Partnership for the taxable year beginning January 1, 1996 shall contain an election under section 754 of the Internal Revenue Code.

      No amendment to any Tax Return described in this Section 7.7, or to any Tax Return for the Company or its Subsidiaries for any prior periods, shall be made, nor shall any waiver or extension of the statute of limitations with respect to any such Tax Return be granted or agreed to, without the prior written consent of Seller.

      7.8 Settlement of Estate. If in connection with the settlement of the Estate of Joseph B. Banks, a formal Account is filed with the Orphans Court, any obligations of the Seller which continue, including obligations to Buyer under this Agreement, will be reflected in the Account as obligations of the distributees of the Estate, and, if the Estate is settled by way of a Family Settlement Agreement, the Family Settlement Agreement will also reflect any such obligations as obligations of the distributees of the Estate. Further, to the extent that the Seller assigns its rights under this Agreement, or any portion of the purchase price, to the Trustees of the Trust dated March 5, 1985 established by Joseph B. Banks, as amended, such assignment will also reflect that the assignment is taken subject to any continuing obligations under this Agreement.

      7.9 Severance Payments. Buyer acknowledges that the Company is a party to two employment agreements, each of which has a three year term commencing June 1, 1996 (as such agreements are in effect on this date, such agreements are referred to in this Section collectively as the "Employment Agreements" or individually as an "Employment Agreement"), with each of Dale Rapson and Arthur
E. Manuel (each is a "Specified Employee" and together they are the "Specified Employees"). Buyer further acknowledges and agrees that the Company (and not Seller) is and will be required to pay the amounts payable to the Specified Employees under such Employment Agreements at least through May 31, 1999 unless the employment of a Specified Employee is terminated under and in such a manner that, consistent with such Employment Agreements and applicable law, would not require such payments through May 31, 1999 to be made. In the event that, under the terms of an Employment Agreement, a Specified Employee is entitled to payments after May 31, 1999 as a result of his termination (which payments may relate to a termination at any time after May 31, 1997), Seller agrees to be responsible (and shall reimburse the Company) for such payments for a period of not greater than two (2) years in accordance with the terms specified for such payments in the Employment Agreements, but without giving effect to any discretionary increase in salary made by the Company for the benefit of a Specified Employee. Notwithstanding the foregoing, in the event the employment of a Specified Employee is continued after May 31, 1999 but is thereafter terminated in a manner which requires a termination payment, the obligation of Seller referred to in this paragraph to reimburse the Company for up to two (2) years of termination payments shall be reduced pro rata based on the number of days between June 1, 1999 and the date on which the Specified Employee first becomes entitled to the termination payment (for example, if the employment is continued for one month beyond May 31, 1999 and is then terminated in a manner that would require termination payments under an Employment Agreement to be made, Seller will be responsible for 23 months of termination payments). The Company shall not modify the Employment Agreements prior to Closing in a manner that would affect the obligations of the Company or the Seller under this
Section 7.9 after the Closing.

     7.10 Kalmanowicz Property. Upon receipt after Closing by Buyer, the Company or any Subsidiary of indemnification or reimbursement for costs and expenses in respect of the Kalmanowicz litigation referred to in item (7) of Schedule A.1.14 (the AKalmanowicz Litigation@), Buyer shall pay or cause to be paid to Seller its pro rata share of such reimbursed or indemnified amount based on the costs and expenses incurred by Pocono Downs or its affiliates in connection with such litigation prior to Closing and the total costs and expenses expended by Pocono Downs or its affiliates prior to and after the Closing. After the Closing, Seller shall not have any responsibility for any liability or obligation in connection with matters covered by the Kalmanowicz litigation.

      7.11 400 Acres. Nothing contained in the Agreement shall preclude the Company or any Subsidiary from (A) selling, transferring, distributing, or otherwise disposing of the approximately 400 acres of land described and outlined in Exhibit N hereto (the "400 Acres") and (B) distributing the net proceeds, if any, of such disposition to Seller (or its designee).

      8. Conditions Precedent to Buyer's Obligations. The obligations of Buyer under this Agreement to purchase the Shares and the Interests are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent:

      8.1 Representations and Warranties; Performance of Obligations. All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties as are by their terms qualified by materiality, which shall be true and correct in all respects taking into account the materiality qualifications therein) on and as of the Closing Date (subject to the proviso in the last sentence of Section 7.3) with the same effect as though such representations and warranties had been made on and as of such date (or, if expressly made as of any other date, as of such other date); all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by Seller on or before the Closing Date shall have been duly complied with, performed or satisfied in all material respects; and Buyer shall have received a certificate dated the Closing Date and signed on behalf of Seller to the foregoing effects.

      8.2 Legal Matters. No claim, action, suit, arbitration, investigation or other proceeding shall be pending which (a), if reasonably likely to be decided adversely to Seller, the Company or any Subsidiary, would be reasonably likely to have a material adverse effect on the business, operations, results of operations, assets, liabilities, properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or (b) seeks to restrain the transactions contemplated hereby; and no temporary restraining order, preliminary or permanent injunction or other order issued by any court or other governmental or regulatory official, body or authority restraining or prohibiting the consummation of the transactions contemplated hereby shall be in effect.

      8.3 Third Party Consents. All consents and approvals from, and all filings and registrations with, all courts, governmental agencies and bodies and other third parties listed on Exhibit E hereto, shall have been obtained and made on terms and conditions, if any, not materially adverse to Buyer or the Company and its Subsidiaries taken as a whole.

      8.4 Closing Escrow Agreement. Seller and the Closing Escrow Agent shall have executed and delivered the Closing Escrow Agreement.

      8.5 Termination of Certain Agreements. Each of the Agreements listed on Exhibit H hereto shall have been terminated and the Company and its Subsidiaries shall have no further liabilities or obligations in connection therewith.

      8.6 Financing. Buyer shall have available at the Closing debt financing, on terms reasonably satisfactory to Buyer.

      8.7 Indebtedness Repaid. All indebtedness for money borrowed of the Company and its Subsidiaries (except inter-company indebtedness), except for such indebtedness as Buyer may elect (by notice given to Seller on or before October 31, 1996) to have continued, shall have been paid in full, and all liabilities and obligations of the Company and its Subsidiaries in connection therewith, and all security therefor, shall have been fully terminated and released, except for liabilities or obligations which by the terms of the documents evidencing such indebtedness survive such repayment. Notwithstanding anything herein to the contrary, Buyer may not continue indebtedness of the Company or Pocono Downs owing to PNC Bank unless the guarantees referred to on Exhibit F are terminated with the effect set forth in Section 9.5 hereof.

      8.8 Material Adverse Changes. (a) Between the date hereof and the Closing Date, there shall not have been any material adverse change in the business or financial condition of the Company and its Subsidiaries, taken as a whole, except for changes generally affecting the racing or gaming industry in the Commonwealth of Pennsylvania.

      (b) The updated Schedules delivered pursuant to Section 7.3 do not disclose information that is materially adverse to the business or financial condition of the Company and its Subsidiaries taken as a whole, except for changes generally affecting the racing or gaming industry in the Commonwealth of Pennsylvania.

      (c) No circumstances shall have arisen in connection with which Buyer, upon consummation of the Closing, would have a Claim or Claims under Section 10.1(a)(iv) aggregating more than $250,000, unless Seller agrees to be fully responsible for such Claim.

      8.9 Release. Effective as of the Closing Seller shall have delivered, or shall have caused to be delivered (as the case may be), to Buyer written releases from Seller, Mrs. Banks, each of the beneficiaries of the Estate of Joseph B. Banks, Mr. Herb A. Grayek, Jr. and Jerry B. Chariton, and, to the extent the persons hereinafter described are willing to provide such release upon request of Seller (Seller being under no obligation but to make such request), from those other persons who have served as an officer or director of the Company or any Subsidiary immediately prior to the Closing (all such persons signing releases are collectively, "Seller Releasors") pursuant to which each Seller Releasor shall fully and forever remise, release, acquit and discharge the Buyer, the Company and its Subsidiaries of and from any and all claims, demands, agreements, contracts, covenants, promises, actions, suits, causes of action, obligations, controversies, debts, costs, expenses, accounts, damages, judgments, losses and liabilities of whatever kind or nature, at law or in equity or otherwise, whether known or unknown, which against either the Company or any Subsidiary it, he or she may have had, now has or can, shall or may now or in the future have, for or by reason of any matter, cause or thing whatsoever from the beginning of the world to the Closing Date, except for (a) claims for any accrued but unpaid salary or fees due any Seller Releasor or an affiliate thereof (all of which shall be reflected as Debts on the Closing Financial Statements), (b) any amounts due to any Seller Releasor pursuant to the written indemnity of the Company delivered pursuant to Section 9.6(b) hereof, or (c) obligations of Buyer under this Agreement and after the Closing Date, obligations of the Company and the Subsidiaries to Seller under this Agreement.

      8.10 Opinion of Counsel to Seller and Mrs. Banks. Buyer shall have received the written opinions dated the Closing Date of Drinker Biddle & Reath and Chariton and Keiser, counsel for Seller and Mrs. Banks, substantially in the forms attached hereto as Exhibit I-1 and I-2, respectively.

      9. Conditions Precedent to Seller's Obligations. The obligations of Seller under this Agreement to sell the Shares and the Interests are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent:

      9.1 Representations and Warranties; Performance of Obligations. All of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties as are by their terms qualified by materiality, which shall be true and correct in all respects taking into account the materiality qualification therein) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (or, if expressly made as of any other date, as of such other date); all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by Buyer on or before the Closing Date shall have been duly complied with, performed or satisfied in all material respects; and Seller shall have received a certificate dated the Closing Date and signed by the Chairman and Chief Executive Officer, President or any Vice President of Buyer to the foregoing effects.

      9.2 Legal Matters. No claim, action, suit, arbitration, investigation or other proceeding shall be pending or shall have been brought which seeks to restrain the transactions contemplated hereby; and no temporary restraining order, preliminary or permanent injunction or other order issued by any court or other governmental or regulatory official, body or authority restraining or prohibiting the consummation of the transactions contemplated hereby shall be in effect.

      9.3 Third Party Consents. All consents and approvals from, and all filings and registrations with, all courts, governmental agencies and bodies and other third parties listed on Exhibit E hereto, shall have been obtained and made.

      9.4 Closing Escrow Agreement. Buyer and the Escrow Agent shall have executed and delivered the Closing Escrow Agreement.

      9.5 Termination of Guarantees. Those guarantees of Seller listed on Exhibit F hereto, that relate on the Closing Date to indebtedness for money borrowed of the Company and its Subsidiaries which Buyer has elected (pursuant to Section 8.7 hereof) to continue, shall have been terminated and Seller shall have no further liabilities or obligations in connection therewith.

      9.6 Release and Indemnity. (a) Effective as of the Closing Buyer shall and shall have caused the Company and its Subsidiaries to deliver to each Seller Releasor written releases from the Buyer, the Company and its Subsidiaries pursuant to which the Buyer, the Company and each of its Subsidiaries shall fully and forever remise, release, acquit and discharge such Seller Releasor of and from any and all claims, demands, agreements, contracts, covenants, promises, actions, suits, causes of action, obligations, controversies, debts, costs, expenses, accounts, damages, judgments, losses and liabilities of whatever kind or nature, at law or in equity or otherwise, whether known or unknown, which against such Seller Releasor either the Buyer, the Company or any Subsidiary may have had, now has or can, shall or may now or in the future have, for or by reason of any matter, cause or thing whatsoever from the beginning of the world to the Closing Date, except for obligations of Seller and Mrs. Banks under this Agreement.

      (b) Buyer shall have caused the Company and its Subsidiaries to confirm their written agreement, in substantially the form attached as Exhibit J hereto, (which may be entered into at Seller's direction prior to Closing) to indemnify each person who is or was a director or officer of the Company or any

Subsidiary, or is or was serving while a director or officer of the Company or any Subsidiary at the request of the Company or such Subsidiary as a director, officer, employee, agent, fiduciary or other representative of another corporation for profit or not-for-profit, partnership, joint venture, trust, employee benefit plan or other enterprise.

      9.7 Opinion of Buyer's Counsel. Seller shall have received the written opinions dated the Closing Date of Morgan, Lewis & Bockius LLP and Mesirov Gelman Jaffe Cramer & Jamieson, counsel for Buyer, substantially in the form attached hereto as Exhibit K-1 and Exhibit K-2, respectively.

      9.8  Waiver.  Seller shall have received the waiver referred to in
Section 2(d) executed by the Company and the Subsidiaries.

      10.  Indemnification.

      10.1 Indemnification by Seller. From and after the Closing, Seller and Mrs. Banks (subject to the Joinder hereto), jointly and severally, shall reimburse, defend, indemnify and hold harmless Buyer from, against and in respect of:

      (a) any and all liabilities, losses, claims, damages, actions, suits, proceedings, demands, assessments, adjustments, deficiencies, costs and out-of-pocket expenses (including without limitation reasonable attorneys' fees and expenses) (collectively, "Claims") suffered, sustained, incurred or paid by Buyer or any of its affiliates (including without limitation after the Closing the Company and its Subsidiaries) in connection with, resulting from or arising out of:

            (i) subject to the proviso in the last sentence of Section 7.3, any breach of any representation or warranty of Seller in this Agreement or any certificate or other writing prepared in connection with the transactions contemplated by this Agreement and delivered by or on behalf of Seller, the Company or any Subsidiary in connection therewith;

            (ii) any nonfulfillment of any covenant or agreement on the part of Seller set forth in this Agreement or on the part of Mrs. Banks set forth in the Joinder hereto;

            (iii) any liability or obligations of which any of the persons listed on Exhibit L hereto (after the inquiry referred to therein) has actual knowledge on the date hereof (including without limitation liabilities and obligations disclosed in the Schedules hereto on the date hereof), relating to or arising out of the business, operations or assets of the Company or any Subsidiary prior to or at the Closing and with respect to the period prior to and ending with the Closing, including without limitation any such liability or obligation to any former shareholder of the Company or any Subsidiary, except that Buyer shall not be entitled to indemnification under this Section 10.1(a)(iii) for liabilities or obligations resulting from or arising out of the Kalmanowicz Litigation;

            (iv) any liability or obligation, of which any of the persons listed on Exhibit L hereto (after the inquiry referred to therein) acquire actual knowledge between the date hereof and the Closing (including without limitation liabilities and obligations disclosed in any amendment to the Schedules hereto between the date hereof and the Closing), relating to or arising out of the business, operations or assets of the Company or any Subsidiary prior to or at the Closing and with respect to the period prior to and ending with the Closing, including without limitation any such liability or obligation to any former shareholder of the Company or any Subsidiary;

      (v) any liability or obligation relating to or arising out of the business, operations or assets of the Company or any Subsidiary at or prior to the Closing and with respect to the period prior to and ending with the Closing, including without limitation any such liability or obligation to any former shareholder of the Company or any Subsidiary, except for liabilities and obligations subject to Sections 10.1(a)(iii) and 10.1(a)(iv) hereof, provided that no Claim Notice (as hereinafter defined) may be given in respect of a claim for indemnification under this
      Section 10.1(a)(v) after March 31, 1999;

            (vi) any liability of the Company or any Subsidiary for any Taxes of the Company or any Subsidiary (including without limitation Taxes with respect to the Tax Returns described in Section 7.7 hereof, but excluding 1996 capital stock taxes) with respect to any period or portion thereof ending on, immediately before or with the Closing (or for any period beginning before and ending after the Closing Date, to the extent allocable to the portion of such period beginning before and ending on the Closing), except to the extent such Taxes are accrued for on the final Closing Financial Statements or are attributable to elections under applicable Tax Laws or transactions entered into by the Company or a Subsidiary after the Closing or by the Buyer, provided that no Claim Notice may be given in respect of a claim for indemnification under this
      Section 10.1(a)(vi) commencing 30 days after the applicable statute of limitations in respect of the Taxes for which indemnification is sought has expired, unless an extension or waiver of such statute of limitations has been agreed to by Seller; or

            (vii) the real property or properties (including without limitation all improvements located thereon) comprising the 400 Acres, or the ownership or conveyance thereof, (including without limitation any Claims which involve an Environmental Claim or which otherwise relate to or involve a claim, liability or obligation which arises out of or is based upon, any Environmental Law whether such liability or obligation relates to or arises out of any activity occurring, condition existing, omission to act or other matter with respect to such real property or properties existing before or after the Closing); and

      (b) any and all actions, suits, claims, proceedings, investigations, costs and other expenses (including without limitation reasonable attorneys' fees and expenses) incident to the enforcement of this Section 10.1.

      10.2 Indemnification by Buyer. Except as set forth in Section 7.6 hereof, from and after the Closing, Buyer shall reimburse, defend, indemnify and hold harmless Seller (and, solely with respect to Section 10.2(a)(iv) hereof, Mrs. Banks) from, against and in respect of:

      (a) any and all Claims suffered, sustained, incurred or paid by Seller in connection with, resulting from or arising out of:

            (i) any breach of any representation or warranty of Buyer in this Agreement or any certificate or other writing delivered by or on behalf of Buyer in connection herewith;

            (ii) any nonfulfillment of any covenant or agreement on the part of Buyer set forth in this Agreement;

            (iii) the operation of the Company and its Subsidiaries after the Closing (except to the extent that any such Claims relate to a pre-Closing agreement, commitment, action, other circumstance or condition or other matter for which Buyer is entitled to indemnification from Seller and Mrs. Banks under Section 10.1 hereof);

            (iv) any liability or obligation which relates to, or which involves an Environmental Claim or otherwise relates to or involves a claim, liability or obligation which arises out of or is based upon, any Environmental Law whether such liability or obligation relates to or arises out of any activity occurring, condition existing, omission to act or other matter existing before or after the Closing; provided that this
      Section  10.2(a)(iv)  shall not apply to any matter that is the subject of
      Section 10.1(a)(vii) hereof); and

      (b) any and all actions, suits, claims, proceedings, investigations, costs and other expenses (including without limitation reasonable attorneys' fees and expenses) incident to the enforcement of this Section 10.2.

As used in this Agreement:

"Environmental  Claims" means any and all  administrative  or judicial  actions, suits, orders, claims, liens, notices, investigations, violations or proceedings related to any applicable Environmental Law or any
      Environmental Permit brought, issued or asserted by a governmental authority or third party for compliance, damages, penalties, removal, response, remedial or other action pursuant to any applicable Environmental Law or for personal injury or property damage resulting from a Hazardous Material at, to or from any facility or property of the Company or any Subsidiary or any facility or property at which the Company or any Subsidiary disposed or arranged for the disposal or treatment (with a transporter or otherwise) of Hazardous Materials, including without limitation past, present or future employees of the Company or any Subsidiary seeking damages for exposure to Hazardous Materials;

            (ii) "Environmental Laws" means all federal, state and local laws, statutes, ordinances, codes, rules and regulations related to protection of the environment, natural resources, safety or health or the handling, use, recycle, generation, treatment, storage, transportation or disposal of Hazardous Materials, and any common law cause of action relating to the environment, natural resources, safety, health or the management of or exposure to Hazardous Materials including without limitation, Comprehensive Environmental Response, Compensation, and Liability act of 1980, as amended (42 U.S.C. "6901 et seq.) Hazardous Materials
      Transportation Act, as amended, 49 U.S.C. "1801, et seq.), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. "9601, et seq., the Clean Water Act, as amended, (33 U.S.C. "1251, et seq.), the Clean Air Act, as amended, 42 U.S.C. "7401, et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. "136, et seq.), the Toxic Substances Control Act (15 U.S.C. "2601, et seq.), the Surface Mining Control and Reclamation Act of 1977, (30 U.S.C. "1201, et seq.), Emergency Planning and Community Right to Know Act of 1986, (42 U.S.C. "11001, et seq.), the Occupational Safety and Health Act, as amended, (29 U.S.C. "651, et seq.), Pennsylvania Solid Waste Management Act of July 7, 1980, (35 P.S. "6018.101-6018.1003), the Low Level Radioactive Waste Disposal Act of February 9, 1988 (35 P.S. "7110.1 et seq.), the Infectious and Chemotherapeutic Waste Act of July 13, 1988, (35 P.S. "6019.1 et seq.), Municipal Waste Planning, Recycling and Waste Reduction Act of July 28, 1988, (53 P.S. "4000.100 et seq.), the Hazardous Sites Cleanup Act of October 18, 1988, (35 P.S. "6020.101 et seq.), the Clean Streams Law of June 22, 1937, (35 P.S. "691.1-691.1001) the Air Pollution Control Act of January 8, 1960, (35 P.S. "4001-40159), the Surface Mining Conservation & Reclamation Act of May 31, 1945, (52 P.S. "1396.1-1396.31), the Noncoal Surface Mining Conservation & Reclamation Act, (52 P.S. "3301-3326), and the Dam Safety and Encroachments Act of November 26, 1978, (32 P.S. "693.1-693.27);

       (iii) "Environmental Permit" means all permits, licenses, approvals, authorizations or consents required by any governmental authority under any applicable Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a governmental authority under any applicable Environmental Law; and

            (iv) "Hazardous Material" means any hazardous, toxic or radioactive substance, material or waste which is regulated as of the Closing Date or thereafter by any state or local governmental authority or the United States of America, including without limitation any material or substance that is defined or designated a "hazardous substance", "hazardous waste", "regulated substance", or "solid waste" under Environmental Laws or petroleum, petroleum products or wastes, asbestos, or polychlorinated biphenyls or otherwise regulated under Environmental Laws.

      10.3 Limitations on Liability. (a) Except as otherwise provided in Section 10.5(b) hereof and except that this limitation shall not apply to any indemnification claim arising under or with respect to any of Sections A.1.1, A.1.2, A.1.3, A.1.5, A.1.6(a) (the first sentence only), (b) and (c), A.1.8 and 11.4(a) hereof, neither Seller nor Mrs. Banks shall be liable to Buyer under
Section 10.1 hereof for any breach of any representation or warranty or for any claim under Section 10.1(a)(v) until and only to the extent that the amount for which it or she would otherwise (but for this provision) be liable to Buyer for all such breaches exceeds in the aggregate $350,000 (the "Deductible").

      (b) Except as otherwise provided in Section 10.5 hereof and except that this limitation shall not apply to any indemnification claim arising under or with respect to any of Sections A.2.2, A.2.3, A.2.7 and 11.4(b) hereof, Buyer shall not be liable to Seller under Section 10.2 hereof for any breach of any representation or warranty until and only to the extent that the amount for which it would otherwise (but for this provision) be liable to Seller for all such breaches exceeds in the aggregate the Deductible.

      (c) It is specifically acknowledged and agreed by Buyer that except for Seller's obligations under Sections 7.6 and 10.1 hereto and the representations set forth in Section A.1.22 hereto, Seller shall have no liability or obligation of any kind with respect to Environmental Claims or Environmental Laws including without limitation with respect to the Eastside Landfill, Plains Township, Luzerne County, Wilkes Barre, Pennsylvania.

      10.4 Survival of Representations and Warranties; Closing Date Representations. The representations and warranties of Seller or Buyer in this Agreement or in any certificate or other writing prepared in connection with the transactions contemplated by this Agreement shall survive the Closing until March 31, 1998 and shall thereafter terminate and be of no further force or effect and no indemnification claim can be made in respect of such representations or warranties after such termination, except that (a) all representations and warranties relating to Taxes and Tax Returns (as defined in Section A.1.13 hereof) shall survive the Closing for the period of the applicable statutes of limitation plus any extensions or waivers thereof agreed to by Seller and shall thereafter terminate, (b) all representations and warranties set forth in Sections A.1.1, A.1.2, A.1.3, A.1.5, A.1.6(a) (the first sentence only), (b) and (c), A.2.2, A.2.3, A.2.4 and 11.4 hereof shall survive the Closing for six years and shall thereafter terminate and be of no further force or effect and no indemnification claim can be made in respect of such representations or warranties after such termination, (c) the representations and warranties set forth in Section A.1.22 and A.2.7 shall survive the Closing until March 31, 1999 and shall thereafter terminate, and (d) any representation or warranty as to which a Claim Notice shall have been given in accordance with
Section 10.7 (including a contingent claim, subject to the limitation on contingent claims in Section 10.7(c)) during the survival period shall continue in effect with respect to the claim, until such claim shall have been finally resolved or settled. The parties hereto acknowledge that the representations and warranties set forth herein are made as of the date hereof and, if Closing occurs, are made once again as of the date thereof by delivery of the certificates referred to in Sections 8.1 and 9.1 hereof (as set forth in such Sections).

      10.5 Exclusive Remedy; Exceptions to Limitations. (a) After Closing, the indemnification provided under this Section 10 shall be the exclusive remedy of the parties hereto for any breach or non-compliance with any of the terms of this Agreement, except to the extent otherwise provided in the Closing Escrow Agreement.

      (b) To the extent otherwise applicable to Claims, the Deductible and the caps on indemnification described in Section 10.9 shall not apply to Claims originating prior to March 31, 1999 (and for which the initial Claim Notice with respect to the matter has been delivered prior to March 31, 1999) in respect of which there has been a willful misrepresentation, willful breach of warranty or willful failure to fulfill any agreement or covenant set forth herein by the Indemnifying Party (as herein defined) in respect of such Claim. For purposes of this Agreement, "willful" means (i) with respect to a representation or warranty, making such representation or warranty knowing it to be false and intending it to be a misrepresentation or breach of warranty under this Agreement, and (ii) with respect to an agreement or covenant, knowingly failing to fulfill an agreement or covenant with the intent to breach an agreement or covenant under this Agreement. The knowledge which is a prerequisite for a finding of willfulness, as defined above, shall in respect to Seller, the Company, the Subsidiaries and Mrs. Banks refer solely to the actual personal knowledge of Mrs. Banks after due inquiry of Jerry B. Chariton and Herbert A. Grayek, Jr. (with Mrs. Banks being entitled to rely on certifications by Messrs. Chariton and Grayek in response to such inquiry).

      10.6 Payment of Indemnification Obligations. In the event that Seller (or Mrs. Banks) or Buyer is required to make any payment under this Section 10, such party shall promptly pay Buyer or Seller, as the case may be, the amount of such indemnity obligation. Seller's and Mrs. Banks' indemnification obligations shall be paid, in the first instance, out of funds held under the Closing Escrow Agreement until such funds are exhausted. If there should be a dispute as to the amount of such indemnity obligation, Seller (or Mrs. Banks) or Buyer, as the case may be, shall nevertheless pay when due such portion, if any, of the obligation as shall not be subject to dispute. Disputed amounts shall be paid when and as resolved by agreement or by a final and unappealable decision of a court of competent jurisdiction.

      10.7 Indemnification Procedure. All claims for indemnification under Sections 10.1 and 10.2 hereof shall be asserted and resolved as follows:

      (a) In the event that any Claim for which a party (the "Indemnifying Party") may be liable to the other party (the "Indemnified Party") hereunder is asserted against an Indemnified Party by a third party, the Indemnified Party shall with reasonable promptness notify the Indemnifying Party of such Claim, specifying the nature of such Claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such Claim) (the "Claim Notice"). The Indemnifying Party shall have 30 days from the receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not the Indemnifying Party disputes the Indemnifying Party's liability to the Indemnified Party hereunder with respect to such Claim and (ii) whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend against such Claim. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party desires to defend the Indemnified Party against such Claim, the Indemnifying Party shall have the right to defend by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by the Indemnifying Party to a final conclusion. The Indemnifying Party may not settle any Claim without the consent of the Indemnified Party, which consent may not be unreasonably withheld. If the Indemnified Party desires to participate in, but not control, any such defense or settlement the Indemnified Party may do so at the Indemnified Party's sole cost and expense. If the Indemnifying Party elects not to defend the Indemnified Party against such Claim, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the Indemnified Party, without waiving any rights against the Indemnifying Party, may settle or defend against any such Claim in the Indemnified Party's sole discretion and, if it is ultimately determined that the Indemnifying Party is responsible therefor under this Section 10, then the Indemnified Party shall be entitled to recover from the Indemnifying Party the amount of any settlement or judgment and all indemnifiable costs and expenses of the Indemnified Party with respect thereto. If the Indemnifying Party has defended or settled any such Claim and it is ultimately determined that the Indemnifying Party is not responsible therefor under this Section 10, the Indemnified Party shall promptly pay to the Indemnifying Party the amount of the judgment or settlement paid by the Indemnifying Party.

      (b) In the event the Indemnified Party should have an indemnification claim against the Indemnifying Party hereunder which does not involve a Claim being asserted against or sought to be collected by a third party, the Indemnified Party shall with reasonable promptness send a Claim Notice with respect to such claim to the Indemnifying Party. If the Indemnifying Party does not notify the Indemnified Party within the Notice Period that the Indemnifying Party disputes such indemnification claim, the amount of such indemnification claim shall be conclusively deemed a liability of the Indemnifying Party hereunder.

      (c) Nothing herein shall be deemed to prevent the Indemnified Party from making an indemnification claim hereunder for contingent Claims provided the Claim Notice sets forth the specific basis for any such contingent Claim to the extent then feasible and the Indemnified Party has reasonable grounds to believe that such an indemnification claim may be made, and the Indemnified Party sets forth with reasonable detail the basis for such belief, provided that if no such indemnification claim is in fact made within one year after the contingent Claim relating thereto is made such Claim shall not be qualified for indemnification hereunder. The Indemnified Party's failure to give reasonably prompt notice to the Indemnifying Party of any actual, threatened or contingent Claim which may give rise to a right of indemnification hereunder shall not relieve the Indemnifying Party of any liability which the Indemnifying Party may have to the Indemnified Party unless the failure to give such notice materially and adversely prejudiced the Indemnifying Party. The procedures set forth in Sections 10.7(a) and (b) hereof shall not apply to Claims of an Indemnified
Party which are covered by the applicable Deductible, provided that the procedures set forth in Section 10.7(a) shall apply to any Claim where the estimated amount thereof approximates $150,000 or more.

      (d) In connection with any indemnification claim, the Indemnified Party shall give the Indemnifying Party reasonable access to the books, records and assets of the Indemnified Party which relate to the act, omission or occurrence giving rise to such Claim and the right, upon prior notice during normal business hours, to interview any appropriate personnel of the Indemnified Party with respect thereto and Indemnified Party otherwise shall cooperate with Indemnifying Party (and with its insurance company, if applicable) in defending a third party claim.

      10.8  Mitigation.  In  computing  the amount to be paid  pursuant  to this
Article 10, the indemnification shall be for the net amount of a loss after giving effect to anything which directly mitigates the loss and after taking into account insurance proceeds or any other recovery resulting from the loss. If, after the payment of any indemnification hereunder, the amount of a loss shall be reduced beyond the amount that an indemnification obligation has previously been reduced pursuant to the preceding sentence, then the amount of such additional reduction in loss (less any expenses incurred in connection with such reduction) shall promptly be repaid to the party that made the payment to which the reduction relates.

      10.9 Caps on Indemnification. (a) Except as otherwise provided in Section 10.5(b) hereof, the aggregate amount of indemnification payments from Seller (and Mrs. Banks) under Sections 10.1(a)(i) (except as otherwise provided below in Section 10.9(c)), 10.1(a)(ii), 10.1(a)(iii) and 10.1(a)(vi) hereof (and related provisions of this Section 10), or from Buyer under Section 10.2(a)(i) (except that no cap shall apply to a breach of a representation or warranty under Section A.2.7), 10.2(a)(ii) or 10.2(a)(iii) (except in the case of (a)(ii) or (a)(iii) to the extent relating to an indemnification obligation under
Section 10.2(a)(iv) as to which there is no cap) hereof, (whether in the form of cash payments from the Indemnifying Party, payments from funds held under the Closing Escrow Agreement or offsets against sums due to the Indemnifying Party) shall not exceed $8,000,000 less, in the case of Seller (and Mrs. Banks), any payments made by Seller (or Mrs. Banks) under Section 10.1(a)(iv), to the extent such amount exceeds $250,000 in the aggregate, and Section 10.1(a)(v).

      (b) Except as otherwise provided in Section 10.5 hereof, the aggregate amount of indemnification payments from Seller (and Mrs. Banks) under Section 10.1(a)(iv) hereof and related provisions of this Section 10 (whether in the form of cash payments from the Indemnifying Party, payments from funds held under the Closing Escrow Agreement or offsets against sums due to the Indemnifying Party) shall not exceed an amount equal to $1,000,000 less any payments (up to an aggregate of $1,000,000) made by Seller (or Mrs. Banks) under
Section 10.1(a)(v).

      (c) Except as otherwise provided in Section 10.5 hereof, the aggregate amount of indemnification payments from Seller (and Mrs. Banks) under Section 10.1(a)(v) hereof or in respect of a misrepresentation under Section A.1.10 (or under A.1.27, solely to the extent of a liability or obligation that also gives rise to a claim for misrepresentation under Section A.1.10) and related provisions of this Section 10 (whether in the form of cash payments from the Indemnifying Party, payments from funds held under the Closing Escrow Agreement or offsets against sums due to the Indemnifying Party) shall not exceed an amount equal to $2,000,000 less any payments made by Seller (or Mrs. Banks) under Section 10.1(a)(iv) to the extent such payments exceed $250,000 in the aggregate.

      (d) There is no limit on the aggregate amount of indemnification payments from Seller (and Mrs. Banks) under Section 10.1(a)(vii) hereof.

      11.  Miscellaneous.

      11.1 Termination. This Agreement shall terminate with the effect herein provided automatically and without any notice or action whatever if the Closing shall not have occurred on or before 6:00 p.m. Philadelphia local time on November 30, 1996 or, if applicable under Section 2(a) hereof, December 15, 1996. This Agreement may be terminated.

      (a)  by mutual consent of Buyer and Seller; or

      (b) by Seller, on the one hand, or by Buyer, on the other hand, if there is or has been a material breach or material default on the part of the other party (i) of any of the representations and warranties contained herein or (ii) in the due and timely performance of any of the covenants or agreements contained herein which continues for more than five business days after notice of such material breach or material default.

      11.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 11.1 hereof, this Agreement shall forthwith become void (except for this Section 11.2 and Sections 7.4(a), 11.4 and 11.11 hereof and the Deposit Escrow Agreement), and there shall be no liability or obligation on the part of any party hereto (except, to the extent relevant, with respect to such excluded sections). Notwithstanding the foregoing:

      (a) if such termination is by Seller under Section 11.1(b) hereof, then Seller shall be entitled to the Deposit and, in addition, Buyer shall be liable to Seller for (i) reasonable expenses incurred by Seller in connection with this Agreement and the transactions contemplated hereby, (ii) other monetary damages in accordance with applicable law and (iii) all Seller's reasonable costs and other expenses (including without limitation attorneys' fees and expenses) incident to the enforcement of this Section 11.2(a); and

      (b) if such termination is by Buyer under Section 11.1(b) hereof, then Seller shall be liable to Buyer for (i) reasonable expenses incurred by Buyer in connection with this Agreement and the transactions contemplated hereby, (ii) other monetary damages in accordance with applicable law and (iii) all Buyer's reasonable costs and other expenses (including without limitation attorneys' fees and expenses) incident to the enforcement of this Section 11.2(b) .

      11.3 Expenses; Sales and Transfer Taxes. (a) Buyer shall pay its expenses incidental to the preparation hereof and, through the Closing, the carrying out of the provisions hereof and the consummation of the transactions contemplated hereby. The Company may pay Seller's expenses incidental to the preparation hereof and, through the Closing, the carrying out of the provisions hereof and the consummation of the transactions contemplated hereby, but, if it does so, any amounts owing in respect thereof at the time of the Closing shall be fully reflected in the Closing Financial Statements. The parties hereto shall pay their own expenses incidental to the carrying out of the provisions hereof after the Closing and, except as provided in Section 10.2 hereof, no such expenses of Seller, including without limitation Seller's legal fees and expenses, shall be paid by or out of any of the assets or properties of Buyer, the Company or any Subsidiary.

      (b) Seller and Buyer each shall pay one-half of all documentary, stamp, sales, transfer, excise and other taxes incurred in connection with this Agreement and the transactions contemplated hereby, and shall equally share the cost of and jointly participate in the preparation and filing of all necessary tax returns and other documentation with respect to all such documentary, stamp, sales, transfer, excise and other taxes, provided that if Seller's payment obligation under the foregoing clause in respect of real estate transfer taxes would otherwise exceed $140,000, Seller's payment obligation in respect of such taxes shall be capped at $140,000 and Buyer shall pay the balance of all such real estate transfer taxes.

      11.4 No Brokers' or Finders' Fees. (a) Seller represents and warrants to Buyer that all negotiations relative to this Agreement have been carried on by it directly without the intervention of any person who may be entitled to any brokerage or finder's fee or other commission in respect hereof or the consummation of the transactions contemplated hereby, except for a person whose fees and expenses are the sole responsibility of Seller, and Seller agrees to indemnify and hold harmless Buyer against any and all Claims which may be asserted against or incurred or paid by it or any of its affiliates (including without limitation after the Closing the Company and its Subsidiaries) as a result of any dealings, arrangements or agreements of Seller, the Company or any Subsidiary with any such person.

      (b) Buyer represents and warrants to Seller that all negotiations relative to this Agreement have been carried on by Buyer directly without the intervention of any person who may be entitled to any brokerage or finder's fee or other commission in respect hereof or the consummation of the transactions contemplated hereby, and Buyer agrees to indemnify and hold harmless Seller against any and all Claims which may be asserted against or incurred or paid by Seller, any legal representative of Seller or other person making payment on behalf of Seller as a result of Buyer's or any of its affiliates' dealings, arrangements or agreements with any such person.

      11.5 Contents of Agreement; Parties in Interest; Etc. This Agreement sets forth the entire understanding of the parties hereto and Mrs. Banks with respect to the transactions contemplated hereby. It shall not be amended or modified except by a written instrument duly executed by the parties hereto and Mrs. Banks. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral and including without limitation the letter dated June 14, 1996 (as amended), are superseded by this Agreement.

      11.6 Assignment and Binding Effect. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the beneficiaries, successors and assigns of the parties hereto and Mrs. Banks. Prior to the Closing, Buyer may not assign any of its rights or obligations hereunder to any person or entity, except that Buyer (without relieving Buyer of its obligations hereunder) may assign its right to receive the Shares and Interests to one or more wholly-owned direct or indirect subsidiaries of Buyer designated in writing at least five (5) days prior to Closing. After the Closing, either party may assign any of its rights and obligations hereunder, provided that no such assignment of obligations shall relieve the assigning party of any of its obligations hereunder.

      11.7 Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

      11.8 Notices. Any notice, request, claim, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or sent by telefax (with confirmation of receipt and promptly confirmed by certified mail or recognized overnight courier service), by registered or certified mail, postage prepaid, or by recognized overnight courier service, as follows:

      If to Buyer, to:                        If to Seller or Mrs. Banks, to:

      Penn National Gaming, Inc.              Mrs. Virginia H. Banks
      825 Berkshire Boulevard, Suite          c/o Chariton & Keiser
      203                                     138 South Main Street
      Wyomissing, PA 19620                    P.O. Box 220
      Attention: Peter M. Carlino             Wilkes-Barre, PA 18703
      Chairman and Chief Executive            Attention: Jerry B. Chariton,
Officer                                 Esq.
      Telefax: 610-376-2842                   Telefax: 717-824-3580

                                              with a required copy to:
      with a required copy to:
                                              Drinker Biddle & Reath
      Morgan, Lewis & Bockius LLP             1345 Chestnut Street
      2000 One Logan Square                   Philadelphia, PA 19107
      Philadelphia, PA 19103                  Attention: Howard A. Blum, Esq.
      Attention: Stephen M. Goodman,          Telefax: 215-988-2757
Esq.
      Telefax: 215-963-5299

or to such other address as the person to whom notice is to be given may have specified in a notice duly given to the sender as provided herein. Such notice, request, claim, demand, waiver, consent, approval or other communication shall be deemed to have been given as of the date so delivered or telefaxed, five business days after the date mailed, one business day after dispatch by recognized overnight courier service or, if given by any other means, shall be deemed given only when actually received by the addressee.

      11.9 No Public Announcements. Prior to the Closing (or if there shall not be a Closing), neither Buyer, Seller nor any of their respective affiliates shall issue or cause the publication of any press release or other public announcement with respect to this Agreement or any of the transactions contemplated hereby without the prior consultation of the other party, except as may be required by law or by any listing agreement with a national securities exchange. Without the prior written consent of Seller, no such release or announcement of Buyer shall contain any information regarding Seller, the Company or any Subsidiary treated as confidential in Section 7.4(a) hereof except the names of the Seller and the Company, the purchase price and the nature, location and names of the principal facilities of the Company and its Subsidiaries. Buyer recognizes that Seller has an interest in maintaining its relationships with employees, horsemen, trainers, financial institutions and the communities in which the Company or its Subsidiaries operate, and nothing in this Section 11.9 or elsewhere herein shall restrict Seller in the manner or content of its communications with such persons concerning the transactions contemplated herein and matters related hereto.

      11.10 Specific Performance. Each party hereto acknowledges that the other party will be irreparably harmed and that there will be no adequate remedy at law for any violation by the other party of certain covenants and agreements contained in this Agreement. Accordingly, if all conditions set forth in Sections 8 and 9 hereof have been timely satisfied (or in the case of Section 8, waived by Buyer), and Seller refuses to consummate Closing, Buyer may be entitled, in addition to any other remedies which shall be available upon such breach, to seek injunctive relief to restrain such breach of, or to compel Seller to perform, and otherwise to specific performance of, Seller's obligation to consummate Closing; and Seller shall be entitled to seek injunctive remedies and/or remedies at law to prevent or redress any breach of Section 7.4(a) hereof. Otherwise, in the event Closing shall not have occurred and this

Agreement is terminated, remedies shall be limited to the enforcement of obligations, if any, expressly set forth (or referred to) in Section 11.2 hereof or in the Deposit Escrow Agreement. Remedies following Closing shall be restricted as set forth in Section 10.

      11.11 Pennsylvania Law to Govern. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

      11.12 No Benefit to Others; Persons Having Knowledge. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their beneficiaries (including without limitation with respect to Seller, Mrs. Banks), successors and assigns, and they shall not be construed as conferring any rights on any other persons. It is hereby acknowledged and agreed by Buyer that no reference herein to the knowledge of the persons identified on Exhibit L hereto, or to any certifications delivered to Mrs. Banks by any such person, shall give rise to any liability on the part of such person to Buyer (other than as specifically set forth herein with respect to Seller, or as specifically set forth in the Joinder with respect to Mrs. Banks), in respect of any representation, warranty or other matter hereunder or any certification referred to herein, and Buyer agrees not to bring an action against any such person to the contrary.

      11.13 Headings; Gender; "Person". All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation hereof. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, estate, governmental authority or body, association, unincorporated organization or any other entity.

      11.14 Further Assurances. At any time and from time to time after the Closing, the parties agree to cooperate with each other, to execute and deliver such other documents, instruments of transfer or assignment, files, books and records and do all such further acts and things as may be reasonably required to carry out the intent of the parties hereunder with respect to the transfer of the Shares and the Interests.

      11.16 Exhibits; Appendix; Schedules. The Exhibits hereto, the Joinder hereto, Appendix A hereto and the Schedules referred to herein and therein are intended to be and hereby are specifically made a part of this Agreement.

      11.17 Severability. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such person or circumstance in any other jurisdiction or to other persons or circumstances in any jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable.

      11.18 Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

      12. Title Matters. (a) Buyer may order a title commitment or commitments with respect to the Real Property (the "Title Commitment") from a title company which will insure fee simple title to the Real Property at Closing (the "Title

Company") through an ALTA Owners Form of title insurance policy in the form that is customary in Pennsylvania (the "Owners Title Policy"). Buyer may also order surveys for the Real Property ("Surveys") and shall be given access thereto for the preparation of the Surveys.

      (b) Subject to paragraph (c), in the event the Title Commitments or the Surveys identify any matter which is unacceptable to Buyer, Buyer shall have the right to terminate this Agreement prior to the thirtieth day after the execution hereof ("Title Review Period") by written notice to Seller ("Termination Notice"), in which event the Deposit shall be paid to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement. In the event Buyer does not deliver the Termination Notice before the expiration of the Title Review Period, Buyer shall take title to the Real Property subject to the Permitted Exceptions (as defined in paragraph (c)) and, the matters identified in the Title Commitments and the Surveys without any reduction of or credit against the purchase price for the Shares and the Interests. Between the expiration of the Title Review Period and Closing, Buyer shall not cause or permit any change in title to the Real Property.

      (c) Title to the Real Property at Closing shall be good and marketable (except to the extent of the Kalmanowicz Litigation regarding the Real Property which has been disclosed to Buyer), and further shall be subject to (i) applicable zoning and building ordinances and governmental land use regulations,
(ii) the lien of taxes not yet due and payable, (iii) any encumbrances or restrictions which do not materially interfere with the use of the respective parcel of Real Property as it is currently being used, and (iv) reservation of subsurface rights (the foregoing exceptions described in clauses (i) through (iv) are, collectively, the APermitted Exceptions@). Buyer shall not be entitled to terminate this Agreement because of any Permitted Exception. At Closing Seller shall discharge all liens and encumbrances affecting the Real Property which can be discharged by the payment of money other than liens and encumbrances relating to indebtedness that Buyer has elected to have continued under Section 8.7 hereof.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Purchase Agreement on the date first written.


                                          ESTATE OF JOSEPH B. BANKS

                                              By /s/ Virginia H. Banks
                                              As its Executrix

                                          PENN NATIONAL GAMING, INC.
Attest:

/s/ Robert S. Ippolito                          By /s/ Peter M. Carlino
Name: Robert S. Ippolito                        As its Chairman and Chief
Title: Secretary/ Treasurer

                          JOINDER OF VIRGINIA H. BANKS


      To induce Buyer to enter into this Purchase Agreement, the undersigned, a beneficiary of Seller, intending to be legally bound, hereby joins in this Purchase Agreement for the sole purpose of confirming her indemnity obligations under Sections 10 and acknowledging and agreeing to Sections 11.5, 11.6, 11.8 and 11.11 of the Purchase Agreement; provided, however, that, notwithstanding any provision in the Purchase Agreement to the contrary, no indemnity claim may be asserted or enforced against the undersigned unless (i) the amount due from Seller or the undersigned under Section 10 shall have been established under
Section 10, by agreement of the parties or by a final and unappealable determination of a court of competent jurisdiction, (ii) the amount deposited in escrow pursuant to the Closing Escrow Agreement shall have been exhausted or shall be insufficient to satisfy such claim in full and (iii) Seller shall not have made payment in full immediately upon demand.

Witness:
/s/ Jennifer H. Banks                           /s/ Virginia H. Banks
------------------------                        ------------------------
                                                VIRGINIA H. BANKS

AGREED AND ACCEPTED:

ESTATE OF JOSEPH B. BANKS


By /s/ Virginia H. Banks
As its Executrix


PENN NATIONAL GAMING, INC.
                                     Attest:

By /s/ Peter M. Carlino                               /s/ Robert S. Ippolito
As its Chairman and Chief Executive Officer          Name:Robert S. Ippolito
                                                     Title:Secretary/Treasurer

                                   Appendix A

                         Representations and Warranties

      Terms used in this Appendix A but not defined herein shall have the meanings ascribed thereto in the forepart of this Agreement.

      A.1 Representations and Warranties of Seller. For purposes of this Section A.1, references that limit representations and warranties to "the knowledge of the Company, the Subsidiaries and Seller" and all equivalent phrases shall be deemed to refer solely to the actual knowledge of the persons listed on Exhibit L hereto (after the inquiry referred to therein). Subject to the foregoing, Seller represents and warrants to Buyer as follows:

      A.1.1 Share and Interest Ownership; Authority. Joseph H. Banks is the lawful owner of record of, and Seller owns beneficially and will as of the Closing own of record, all of the issued and outstanding shares of capital stock of the Company (previously defined as the "Shares") and all of the outstanding limited partnership interests of the Partnerships (previously defined as the "Interests"), in each case (except as set forth on Schedule A.1.1 hereto and except that ownership of the Shares and the Interests is subject to securities laws and laws applicable to "licensed corporations" (as defined in the Pennsylvania Act) and owners of "race tracks" or "non primary locations" (as defined in the Pennsylvania Act)) free and clear of all pledges, liens, encumbrances, claims and other charges and restrictions thereon of every kind, including without limitation any agreements, subscriptions, options, warrants, calls, commitments or rights (contingent or otherwise) of any character granting to any person any interest in or right to acquire from Seller at any time, or upon the happening of any stated event, any Shares or Interests. Each of Seller and Mrs. Banks has full right, power and authority to execute, deliver and perform this Agreement and the Joinder, as applicable. This Agreement and the Joinder, as applicable, has been duly executed and delivered by each of Seller and Mrs. Banks. This Agreement constitutes the legal, valid and binding obligation of each of Seller and Mrs. Banks enforceable against it and her in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting the enforcement of creditors' rights in general, and except that the enforceability of this Agreement is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Notwithstanding the foregoing, no representation or warranty is made that the execution, delivery or performance of this Agreement by Seller complies with, or is permitted by, the Pennsylvania Race Horse Industry Reform Act or the regulations promulgated thereunder or any Federal laws pertaining primarily to the harness and horse racing industry ("Federal Laws").

      A.1.2 Validity of Contemplated Transactions; Etc. The execution, delivery and, except as set forth on Schedule A.1.2 hereto, performance hereof and of the Joinder, as applicable, by each of Seller and Mrs. Banks, will not contravene or violate (a) any law, rule or regulation to which Seller or Mrs. Banks is subject or (b) any judgment, order, writ, injunction or decree of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Seller or Mrs. Banks; nor, except as set forth on Schedule A.1.2 hereto, will such execution, delivery or performance violate, be in conflict with or result in the breach (with or without the giving of notice or lapse of time, or both) of any term, condition or provision of, or require the consent of any other party to, any contract, commitment, agreement, lease, license, permit, authorization, document or other understanding, oral or written, to or by which Seller or Mrs. Banks is a party or otherwise bound or affected. Except as set forth on Schedule A.1.2 hereto, no authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery and performance hereof or of the Joinder, as applicable, by Seller or Mrs. Banks (it being understood that no representation or warranty is made regarding any authorization, approval, consent, registration or filing that may be required under the Pennsylvania Race Horse Industry Reform Act or the regulations promulgated thereunder).

      A.1.3 No Claims Against the Company or any Subsidiary. Except as set forth on Schedule A.1.3 hereto, Seller has no claim, either accrued, absolute, contingent or otherwise and whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, against the Company or any Subsidiary for any reason.

      A.1.4 Corporate Existence. The Company is a corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania, and it has all requisite corporate power and authority and all necessary licenses, permits and authorizations to carry on its business as it has been and is now being conducted and to own, lease and operate the properties used in connection therewith. The Company is not, and is not required to be, qualified as a foreign corporation authorized to do business in any other jurisdiction.

      A.1.5 Capitalization. (a) The total authorized capital stock of the Company consists of (i) 100 shares of Class A common stock, par value $1.00 per share, of which ten of such shares are issued and outstanding, and (ii) 300,000 shares of Class B common stock, par value $1.00 per share, of which 30,000 of such shares are issued and outstanding, (all such issued and outstanding shares have been previously defined as the "Shares"). All of the Shares have been duly authorized and validly issued, are fully paid and non-assessable, were not issued in violation of the terms of any agreement or other understanding binding upon the Company and were issued in compliance with all applicable charter documents of the Company and all applicable federal, state and foreign securities laws, rules and regulations. No preemptive rights with respect to the issuance of the Shares or any other capital shares of the Company have been violated.

      (b) There are no outstanding subscriptions, options, warrants, convertible securities, calls, commitments, agreements or rights (contingent or otherwise) of any character to purchase or otherwise acquire from the Company or Seller any shares of, or any securities convertible into, the capital stock of the Company.

      A.1.6 Subsidiaries; No Interest in Other Entities. (a) Pocono Downs, Mill Creek Land, Inc., Northeast Concessions, Inc., Audio Video Concepts, Inc., Backside, Inc., The Downs Off-Track Wagering, Inc. and the Partnerships (collectively, the "Subsidiaries") are the only direct or indirect subsidiaries of the Company. Each of the Subsidiaries is a corporation or limited partnership, as the case may be, duly organized and validly existing under the laws of the Commonwealth of Pennsylvania, and each has all requisite corporate or partnership power and authority and all necessary licenses, permits and authorizations to carry on its business as it has been and is now being conducted and to own, lease and operate the properties used in connection therewith. No Subsidiary is, or is required to be, qualified as a foreign corporation or partnership authorized to do business in any other jurisdiction.

      (b) The authorized, issued and outstanding capital stock or partnership interests (as the case may be) of each Subsidiary are listed on Schedule A.1.6 hereto. All of such issued and outstanding shares of capital stock and partnership interests have been duly authorized and validly issued, are in the case of capital stock fully paid and non-assessable, were not issued in violation of the terms of any agreement or other understanding binding upon any Subsidiary and were issued in compliance with all applicable charter documents of the Subsidiaries and all applicable federal, state and foreign securities laws, rules and regulations. There are no outstanding subscriptions, options, warrants, convertible securities, calls, commitments, agreements or rights (contingent or otherwise) of any character to purchase or otherwise acquire from any Subsidiary any shares or partnership interests of, or any securities convertible into, the capital stock or partnership interests of any Subsidiary. No preemptive rights with respect to the issuance of the capital shares or partnership interests of any Subsidiary have been violated.

      (c) (i) The Company is the lawful owner of record and beneficially of all of the issued and outstanding shares of capital stock of Pocono Downs; (ii) Pocono Downs is the lawful owner of record and beneficially of (A) all of the issued and outstanding shares of capital stock of Mill Creek Land, Inc., Northeast Concessions, Inc., Audio Video Concepts, Inc., Backside, Inc. and The Downs Off-Track Wagering, Inc. ("The Downs") and (B) all of the outstanding general partnership interests of Peach Street; and (iii) The Downs is the lawful owner of record and beneficially of all of the outstanding general partnership interests of Lehigh; in each case (except as set forth on Schedule A.1.6 hereto) free and clear of all pledges, liens, encumbrances, claims and other charges and restrictions thereon of every kind (except that such ownership is subject to securities laws and laws applicable to "licensed corporations" (as defined in the Pennsylvania Act) and owners of "race tracks" or "non-primary locations" (as defined in the Pennsylvania Act)), including without limitation any agreements, subscriptions, options, warrants, calls, commitments or rights (contingent or otherwise) of any character granting to any person any interest in or right to acquire from the Company, Pocono Downs or The Downs at any time, or upon the happening of any stated event, any shares of capital stock or any partnership interest of any Subsidiary.

      (d) Neither the Company nor any Subsidiary owns any shares of any corporation other than as set forth in Section A.1.6(c) hereof and for passive investments in publicly traded corporations and neither the Company nor any Subsidiary has any other ownership or other investment interest, either of record, beneficially or equitably, in any association, partnership, joint venture or legal entity, except for bank, checking and money market accounts and other cash equivalent investments and marketable securities of publicly traded corporations.

      A.1.7 Financial Statements. (a) Seller has delivered (or, with respect to the Unaudited Financials, will deliver in accordance with Schedule A.1.7 hereto) to Buyer prior to the date hereof (i) the consolidated balance sheets of Pocono Downs and the other Subsidiaries as of December 31, 1995, 1994 and 1993 and the related consolidated statements of income, retained earnings and cash flows for the 12-month periods then ended, reported on without qualification by Robert Rossi & Co., independent certified public accountants (the "Audited Financials"), and (ii) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of June 30, 1996 (the "June Balance Sheet") and the related consolidated statement of income for the six-month period then ended (the "Unaudited Financials"; and together with the Audited Financials, the "Company Financials"). The Company Financials (including without limitation all notes thereto), correct and complete copies of all of which are attached hereto (or will be attached hereto when delivered) as Schedule A.1.7, are in accordance with the books and records of the Company and its Subsidiaries and present fairly the consolidated financial position and assets and liabilities of the Company and its Subsidiaries as of their respective dates and the results of their consolidated operations for the periods then ended, in conformity with generally accepted accounting principles applied on a consistent basis except, in the case of the Unaudited Financials, for the omission of footnote information, statements of retained earnings and cash flows, and normal year-end audit adjustments which in the aggregate will not be material in terms of their overall impact on the Company's financial statements. Notwithstanding the foregoing, no representation or warranty is made regarding the Company's policy regarding the accrual of capital stock taxes.

      (b) The accounting books and records maintained by the Company and its Subsidiaries, and upon which the Company Financials are based, accurately reflect all of their material items of income and expense, assets and liabilities. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles.

      A.1.8 Accounts Receivable. All accounts receivable of the Company and its Subsidiaries are valid and genuine, arise out of bona fide sales and deliveries of goods, performance of services or other business transactions, are not subject to valid defenses, set-offs or counterclaims other than normal returns and allowances and were generated only in the ordinary course of business. All accounts receivable reflected on the Closing Balance Sheet, less (a) an allowance for doubtful accounts equal to five percent of such accounts receivable and (b) employee receivables not deemed to be collectible for purposes of the Closing Financial Statements, are collectible in full within 180 days after the Closing Date with customary collection effort.

      A.1.9 Inventory and Equipment. All inventory and equipment of the Company and its Subsidiaries reflected on the June Balance Sheet, and all inventory and equipment owned by the Company or any Subsidiary as of the date hereof, (a) consisted and consists of items of a quality and quantity useable in the ordinary course of their businesses consistent with past practice, subject to normal wear and tear and routine maintenance, (b) was and is valued in conformity with generally accepted accounting principles applied on a consistent basis and (c) conformed and conforms in all material respects to all applicable laws, ordinances, codes, rules and regulations relating thereto and to the construction, use, operation and maintenance thereof. Such inventory and equipment has been maintained in accordance with the regular business practices of the Company and its Subsidiaries.

      A.1.10 Absence of Undisclosed Liabilities. (a) Except as set forth in Schedule A.1.10 hereto, neither the Company nor any Subsidiary is liable for or subject to any liability except for:

            (i)  those liabilities reflected on the June Balance
      Sheet and not heretofore paid or discharged;

            (ii) those liabilities arising in the ordinary course of its business consistent with past practice under any contract, commitment or agreement specifically disclosed on any Schedule to this Agreement or not required to be disclosed thereon because of the term or amount involved or otherwise; and

              (iii) those liabilities incurred, consistent with its past practice, in the ordinary course of its business and either not required to be shown on the June Balance Sheet or arising since June 30, 1996, which liabilities in the aggregate are, taken as a whole, of a character and magnitude consistent with its past practice.

For purposes of this Section A.1.10 only, the term "liabilities" shall mean all items required to be reflected as liabilities on a balance sheet prepared in accordance with generally accepted accounting principles.

      (b) Except as provided in Section A.1.21 hereof, the Company and its Subsidiaries do not provide or maintain, and are not required under applicable law to provide or maintain, for their employees, themselves or any other person any pension, retirement, profit-sharing or other plan or policy for the benefit of employees, themselves or any other person which is required to comply with, and the Company and its Subsidiaries have no liabilities with respect to themselves or any other person under, the federal Employees Retirement Income Security Act of 1974, as amended ("ERISA"). Furthermore, on the Closing Date neither the Company nor either Partnership will have any liability for any dividends or distributions to any shareholder or partner, except as may be fully reflected on the Closing Financial Statements.

      A.1.11  Existing  Condition.  Except as  disclosed  on Schedule  A.1.10 or
A.1.11 hereto, since June 30, 1996, the Company and its Subsidiaries have not:

      (a) sold, assigned or transferred any of their material assets or properties except in the ordinary course of their businesses consistent with past practice;

      (b) created, incurred, assumed or guaranteed any indebtedness for money borrowed or incurred any other liabilities exceeding $100,000 in the aggregate except for current liabilities incurred consistent with past practice and for borrowings and reborrowings under existing credit arrangements;

      (c) suffered any damage, destruction or loss materially and adversely affecting their businesses, operations, assets or properties;

      (d) suffered any material adverse change in their businesses, operations, assets, properties or condition (financial or otherwise) other than changes generally affecting the racing industry in the Commonwealth of Pennsylvania or nationally;

      (e) made any capital expenditure or capital addition or betterment except for such as may be involved in the ordinary repair, maintenance and replacement of their assets or are otherwise consistent with past practice;

      (f) other than in the ordinary course of business consistent with past practice, increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of their directors, officers or employees, or to Seller, or made any increase in, or any addition to, other benefits to which any of their directors, officers or employees or Seller may be entitled; or

      (g) entered into any material transaction other than in the ordinary course of their businesses consistent with past practice.

Except as disclosed on Schedule A.1.11 or A.1.21 hereto, since December 31, 1995, the Company and its Subsidiaries have not made or suffered any material amendment to or termination of any material contract or commitment to which they or any of them is or was a party or by which they or any of their properties are or were bound.

      A.1.12 Assets and Properties. (a) Schedule A.1.12 hereto identifies each parcel of real property owned, leased or subleased by the Company or any Subsidiary or in which the Company or any Subsidiary has any real estate interest and lists each lease agreement under which the Company or any Subsidiary has any direct or indirect leasehold interest in any real property (collectively, "Real Property"). Schedule A.1.12 hereto also contains a list of all inventory and equipment owned by the Company or any Subsidiary as of June 30, 1996, and will include (in accordance with Schedule A.1.12 hereto) in each case the book and tax basis thereof. The Company and its Subsidiaries are in possession of all of their owned Real Property. The Company and its Subsidiaries own outright all and have good and marketable title to all personal owned properties and assets, including without limitation all of the properties and assets reflected on the June Balance Sheet and those acquired since June 30,

1996 (except in each case for properties and assets sold or otherwise disposed of since June 30, 1996 in the ordinary course of their businesses consistent with past practice), free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and other encumbrances and defects of title of any nature whatsoever, except liens for current taxes not yet due and payable or being contested in good faith by appropriate proceedings (and which have been fully accrued for) and items disclosed on Schedule A.1.12 hereto. All leases, subleases, licenses, permits and authorizations in any manner related to the Real Property, assets, properties or business of the Company and its Subsidiaries and all other instruments, documents and agreements pursuant to which the Company or any Subsidiary has obtained the right to use any real or personal property are valid and effective in accordance with their respective terms, and there is not under any of such leases, subleases, licenses, permits, authorizations, instruments, documents or agreements any existing default or event which with the giving of notice or lapse of time, or both, would constitute a default.

      (b) Except as disclosed on Schedule A.1.12 hereto, all facilities, buildings, vehicles, equipment, furniture and fixtures, leasehold improvements and other material items of tangible personal property owned or used by the Company or any Subsidiary are in operating condition and repair, subject to normal wear and tear and routine maintenance, are useable in the regular and ordinary course of their businesses and conform to all applicable laws, ordinances, codes, rules and regulations relating thereto and to the construction, use, operation and maintenance thereof.

      (c) Located on the Real Property is all machinery, equipment, appliances and fixtures necessary or useful for the proper supply of heat, ventilation, air conditioning, electricity, water service, fire protection, gas and lighting service to the buildings used to operate the Real Property, all of which will be conveyed with the Real Property.

      (d) Except as disclosed on Schedule A.1.12 hereto, since January 1, 1991, no notice has been received by Seller, the Company or any Subsidiary from the holder of any mortgage or from any insurance company that has issued a policy with respect to the Real Property or by any Board of Fire Underwriters, or other body exercising similar functions, claiming any defects or deficiencies with respect to the Real Property, or requesting performance of any demolition, repairs, alterations or other work to the Real Property.

      (e) Except as disclosed on Schedule A.1.12 hereto, no public or private nuisance condition currently exists, or to the knowledge of Seller, the Company or any Subsidiary has existed, on or with respect to the Real Property.

      (f) The Real Property has connection to sanitary sewer, storm sewer, water, electricity, gas, telephone and all other necessary utilities and services, and to the knowledge of Seller, the Company and any Subsidiaries there are no circumstances or conditions which exist which would result in termination of such connections.

      (g) There is, to the knowledge of the Company, any Subsidiary or Seller, no present, or threatened, ban, moratorium or other limitation of any kind on new connections or additional flows to the sewage treatment plant serving or to serve the Real Property or the conveyance facilities leading to such sewage treatment plant.

      (h) Except as set forth on Schedule A.1.12 hereto, no work has been or will be performed at, and no materials have been or will be furnished to, the Real Property which might give rise to any mechanics', materialmen's or other lien against the Real Property.

      A.1.13 Taxes and Tax Returns and Reports. With respect to the Company and its Subsidiaries (each referred to in this Section A.1.13 as a "Company"), (a) all reports, returns, statements (including without limitation estimated reports, returns or statements), and other similar filings required to be filed on or before the Closing Date by any Company (the "Tax Returns") with respect to any Taxes (as defined in this Section A.1.13) have been timely filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns correctly reflect the liability of each Company for Taxes for the periods, properties or events covered thereby, (b) all Taxes (other than with respect to subsurface coal rights) payable with respect to the Tax Returns will have been paid in full prior to the Closing Date, or an adequate accrual in accordance with generally accepted accounting principles will be provided with respect thereto on the Closing Balance Sheet, (c) no deficiency in respect of any Taxes which has been assessed against any Company remains unpaid and neither the Company, any Subsidiary nor Seller has knowledge of any unassessed Tax deficiencies or of any audits (other than routine annual audits by the Pennsylvania Department of Revenue) or investigations pending or threatened against any Company with respect to any Taxes, (d) except as set forth in Schedule A.1.21 hereto, there is in effect no extension for the filing of any Tax Return and no Company has extended or waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any Tax, (e) to the knowledge of Seller and each Company, no claim has ever been made by any Tax authority in a jurisdiction in which any Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction, (f) there are no liens for Taxes upon any asset of any Company except for liens for current Taxes not yet due, (g) no issues have been raised in any examination by any Tax authority with respect to any Company which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined, (h) except for the obligations established by this Agreement, no Company is a party to any Tax allocation or sharing agreement or otherwise under any obligation to indemnify any person with respect to any Taxes, (i) other than for the interests held in the Partnerships, no Company is a holder of any equity interests in any joint venture, partnership or other arrangement that is treated as a partnership for federal income tax purposes,
(j) there are no accounting method changes or proposed accounting method changes of any Company that could give rise to an adjustment under section 481 of the Code, for periods after the Closing Date, (k) there are no requests for rulings in respect of any Tax pending between any Company and any Taxing authority, (l) since the date of its ownership by Seller (or the Company, as the case may be), no Company has been a member of any affiliated group other than the affiliated group of which the Company is the common parent, (m) each Company has timely made all deposits required by law to be made with respect to employees' withholding and other employment taxes and (n) each Partnership is and was appropriately treated, for all periods (or partial periods) prior to or including the Closing Date, as a partnership for federal income tax purposes, and not as association taxable as a corporation.

      For purposes of this Agreement, "Taxes" means any taxes, duties, assessments, fees, levies or similar governmental charges, together with any interest, penalties and additions to tax, imposed by any taxing authority, wherever located (i.e. whether federal, state, local, municipal or foreign), including without limitation all net income, gross income, gross receipts, net receipts, sales, use, transfer, franchise, privilege, profits, social security, disability, withholding, payroll, unemployment, employment, excise, severance, property, windfall profits, value added, ad valorem, occupation or any other similar governmental charge or imposition.

      A.1.14 Legal Proceedings; Etc. Except as disclosed on Schedule A.1.14 hereto, there are no disputes, claims, actions, suits or proceedings (including without limitation local zoning or building ordinance proceedings), arbitrations or investigations, either administrative or judicial, pending, or to the knowledge of the Company, any Subsidiary or Seller threatened, by or against the Company or any Subsidiary or their assets or businesses, before or by any court or governmental or regulatory official, body or authority, or before an arbitrator of any kind. Except as disclosed on Schedule A.1.14 hereto, neither the Company, any Subsidiary nor Seller has any knowledge of any condition or state of facts or the occurrence of any event that the Company, any Subsidiary or Seller believes is likely to form the basis of any dispute, claim, action, suit, proceeding or arbitration against the Company or any Subsidiary. Except as disclosed on Schedule A.1.14 hereto, neither the Company nor any Subsidiary is a party to the provisions of any judgment, order, writ, injunction or decree of any court, arbitrator or governmental or regulatory official, body or authority.

      A.1.15 Compliance with Law. Except as disclosed on Schedule A.1.15 hereto, the Company and its Subsidiaries have complied in all material respects with each, and are not in violation in any material respect of any, law, rule or regulation to which they or their businesses are, or their operations, assets or properties are, subject and have not failed to obtain or adhere to the requirements of any license, permit or other authorization necessary to the ownership of their assets and properties or to the conduct of their businesses. Without limiting the generality of the foregoing, except as disclosed on Schedule A.1.15 or A.1.20 hereto (a) neither Seller, the Company nor any Subsidiary, or any director, officer, employee or agent of or any consultant to the Company or any Subsidiary, or any other person authorized to act on behalf of the Company or any Subsidiary, has unlawfully offered, paid or agreed to pay, directly or indirectly, any money or anything of value to or for the benefit of any individual who is or was an official or employee or candidate for office of the government of any country or any political subdivision, agency or instrumentality thereof or any employee or agent of any customer or supplier of the Company or any Subsidiary and (b) the Company and each Subsidiary is compliance with all applicable federal, state and local laws respecting employment and employment practices, including without limitation laws relating to employment discrimination and sexual harassment. Notwithstanding the foregoing, no representation or warranty is made regarding compliance with or violations of Environmental Laws.

      A.1.16 Validity of Contemplated Transactions; Etc. The execution, delivery and, except as set forth on Schedule A.1.16 hereto, performance hereof or of the Joinder, as applicable, by each of Seller and Mrs. Banks will not contravene or violate (a) any law, rule or regulation to which the Company or any Subsidiary is subject (it being understood that no representation or warranty is made that the execution, delivery or performance of this Agreement by Seller complies with, or is permitted by, the Pennsylvania Race Horse Industry Reform Act or the regulations promulgated thereunder), (b) any judgment, order, writ, injunction or decree of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to the Company or any Subsidiary or (c) the charter documents of the Company or any Subsidiary; nor, except as set forth on Schedule A.1.16 hereto, will such execution, delivery or performance violate, be in conflict with or result in the breach (with or without the giving of notice or lapse of time, or both) of any term, condition or provision of, or require the consent of any other party to, any material contract, commitment, agreement, lease, license, permit, authorization, document or other understanding, oral or written, to or by which the Company or any Subsidiary is a party or otherwise bound or by which any of the assets or properties of the Company or any Subsidiary may be bound or give any party with rights thereunder the right to terminate, modify, accelerate, renegotiate or otherwise change any of the existing rights or obligations of the Company or any Subsidiary thereunder.

      A.1.17 Insurance. Schedule A.1.17 hereto contains a true and complete list of the insurance coverage in effect with respect to the Company and its Subsidiaries and their businesses and properties, together with a description of each insurance claim in excess of $25,000 made by the Company or any Subsidiary during the past two years. The Company and its Subsidiaries have at all times during the past two years maintained insurance coverage substantially similar to the insurance coverage currently in effect. There has been no material default under any such coverage, nor has there been any failure to give any notice or present any claim under any such coverage in a timely fashion or in the manner or detail required by the policy or binder. There are no outstanding unpaid premiums other than premiums accrued but not yet payable in the ordinary course of business of the Company and its Subsidiaries, and there are no provisions in any insurance coverage of the Company or any Subsidiary for retroactive or retrospective premium adjustments. No notice of cancellation or nonrenewal with respect to, or disallowance of any claim under, any such coverage has been received by the Company or any Subsidiary. Except as disclosed on Schedule
A.1.17 hereto, there are no outstanding performance bonds or other surety arrangements covering or issued for the benefit of either the Company or any Subsidiary or their businesses or as to which the Company or any Subsidiary has or may incur any liability.

      A.1.18 Contracts and Commitments. Except as listed and described on Schedule A.1.10 or A.1.18 hereto or, in the case of benefit plans and arrangements, Schedule A.1.21 hereto, neither the Company nor any Subsidiary is a party to or otherwise bound or affected by any written or oral:

      (a) agreement, contract or commitment with any present or former shareholder, director or officer; or any agreement, contract or commitment with any employee or consultant or for the employment of any person, including without limitation any consultant, that is not terminable by the Company or any Subsidiary upon 30 days (or less) prior notice or without any severance or other termination payment;

      (b) agreement, contract, commitment or arrangement with any labor union or other representative of employees;

      (c) agreement, contract or commitment for the purchase of, or payment for, supplies or products, or for the performance of services by a third party, involving in any one case supplies, products or services having a value of $25,000 or more;

      (d) agreement, contract or commitment to sell or supply products or to perform services, involving in any one case products or services having a value of $25,000 or more;

      (e) agreement, contract or commitment (i) providing for payments based upon the revenues or profits of the Company, any Subsidiary or any other entity or (ii) continuing over a period of more than six months from the date hereof or exceeding $25,000 in value;

      (f) representative or sales agency agreement, contract or commitment;

      (g) (i) capital or (ii) operating lease under which it is either lessor or lessee of real property or any material personal property;

      (h) note, debenture, bond, conditional sale agreement, equipment trust agreement, letter of credit agreement, loan agreement or other agreement or contract, commitment or arrangement for the borrowing or lending of money (including without limitation loans to or from officers, directors, Seller or any member of any of their immediate families or beneficiaries, as the case may
be), agreement, contract, commitment or arrangement for a line of credit or guarantee, pledge or undertaking in any manner whatsoever of the indebtedness of any other person;

      (i) agreement, contract or commitment with any governmental agency, commission, department or other governmental body or for any political or charitable contribution;

      (j) agreement, contract or commitment for any capital expenditure in excess of $25,000;

      (k) agreement, contract or commitment limiting or restraining it from engaging or competing in any lines of business with any person, nor to the knowledge of the Company, any Subsidiary or Seller is any officer or employee of the Company or any Subsidiary subject to any such agreement;

      (l) material license, franchise, distributorship or other similar agreement, contract or commitment, including without limitation those which relate in whole or in part to any patent, trademark, trade name, service mark or copyright or to any ideas, technical assistance or other know-how of or used by the Company or any Subsidiary; or

      (m) material agreement, contract or commitment not made in the ordinary course of its business.

      Except as may be disclosed on Schedule A.1.18 hereto, each of the agreements, contracts, commitments, arrangements, leases and other instruments, documents and undertakings listed on Schedule A.1.18 hereto is, as to the Company or the Subsidiary party thereto and, to the knowledge of the Company, the Subsidiaries and Seller, the other parties thereto, valid and enforceable in accordance with its terms (except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws); the Company or the Subsidiary party thereto, as the case may be, (and to the knowledge of the Company, the Subsidiaries and Seller the other parties thereto) are not in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein; and to the knowledge of the Company, the Subsidiaries and Seller no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a material default thereunder.

      A.1.19 Additional Information. Schedule A.1.19 hereto contains (or will, with respect to item (j), contain in accordance with Schedule A.1.19 hereto), to the extent not described in some other Schedule hereto, accurate lists and, in respect of items not fully set forth in a document previously provided to Buyer or its representatives, summary descriptions of the following:

      (a)  all  vehicles,   equipment,   furniture   and   fixtures,   leasehold
improvements and other material items of personal property owned or leased by the Company or any Subsidiary, specifying which are owned and which are leased;

      (b) all real property and interests in real property owned, leased or otherwise held by the Company or any Subsidiary specifying which are owned and which are leased and, with respect to leased real property, specifying the identity of the lessor and the agreement under which it is leased;

      (c) the names of all directors of the Company and its Subsidiaries;

      (d) (i) the names and current weekly salaries of all employees of the Company together with a statement of the full amount of any bonuses, profit sharing or other remuneration paid to each such person and to any director during the current or the last fiscal year or payable to each such person in the future and the basis therefor and (ii) as of June 29, 1996, the names and the current salaries of all other employees of the Company and its Subsidiaries;

      (e) the names and addresses of each bank and other financial institution or fund in which the Company or any Subsidiary maintains an account (whether checking, savings, money market or otherwise), lock box or safe deposit box, and the account numbers and names of persons having signing authority or other access with respect thereto;

      (f) a listing of all cash equivalent items held by the Company and its Subsidiaries;

      (g) all material licenses, permits and governmental authorizations of the Company and its Subsidiaries;

      (h) the names of all persons authorized to borrow money or incur or guarantee indebtedness on behalf of the Company or any Subsidiary;

      (i) the names of all persons holding powers of attorney executed by the Company or any Subsidiary and a summary statement of the terms thereof; and

      (j) a listing of all accounts payable of the Company or any Subsidiary as of the date of this Agreement in excess of $5,000 individually.

      A.1.20 Labor Matters; Owners and Trainers. Except as set forth on Schedule
A.1.20 hereto, (a) there are no labor controversies or disputes pending, or to the knowledge of the Company, any Subsidiary or Seller threatened, against the Company or any Subsidiary, and neither Seller, the Company nor any Subsidiary has knowledge of any facts that would be likely to give rise to such a controversy or dispute other than issues that customarily arise as a result of change of ownership of a business; (b) there is no union representing the interests of any employees of the Company or any Subsidiary; (c) to the knowledge of the Company, the Subsidiaries and Seller there are no employees of the Company or any subsidiary seeking union representation; (d) to the knowledge of the Company, the Subsidiaries and Seller there is no union seeking to represent such employees; and (e) within the past five years, neither the Company nor any Subsidiary has committed any unfair labor practice, as defined in the National Labor Relations Act, as amended. The relations of the Company and its Subsidiaries with their employees, and with owners and trainers who have participated in racing at Pocono Downs within the past 12 months, are satisfactory, and neither Seller, the Company nor any Subsidiary has knowledge of any facts that would be likely to affect adversely such relations other than issues that customarily arise as a result of change of ownership of a business.

      A.1.21 Benefit Plans and Arrangements. (a) Schedule A.1.21 hereto lists all employee benefit plans (within the meaning of section 3(3) of ERISA), and other funds, policies, arrangements, practices, customs and understandings or programs, whether or not they are or are intended to be (i) covered or qualified under the Code, ERISA or any other applicable law, (ii) written or oral, (iii) funded or unfunded or (iv) generally available to any or all employees (or former employees) of the Company and/or one of its Subsidiaries (and/or their beneficiaries or dependents), which were or are established, contributed to or maintained by the Company and/or one or more of its Subsidiaries since 1993, including without limitation welfare, fringe benefit, pension, profit sharing, retirement, stock purchase, stock option, stock bonus, disability or wage continuation, sick pay or vacation pay, supplemental unemployment, severance or deferred compensation plans (the "Plans").

      (b) With respect to any such Plans, the Company has made (or as of the Closing Date will make) all contributions thereto which it has accrued on its financial statements and other books and records as a liability and except as disclosed on Schedule A.1.21, the Company has delivered or made available to Buyer true, accurate and complete copies of (i) all documents governing such Plans contributed to or maintained by the Company and/or one or more of its Subsidiaries, and all amendments thereto, (ii) all reports filed, with respect to the period beginning on January 1, 1988 and ending on the Closing Date, by the Company or officials of each Plan described in clause (i) of this Section A.1.21(b) with respect to such Plans with the United States Department of Labor, the Internal Revenue Service (the "IRS") and any other federal or state regulatory agency, (iii) all summary plan descriptions, notices and other reporting and disclosure material furnished to participants in any of such Plans described in clause (i) of this Section A.1.21(b), (iv) all actuarial, accounting and financial reports, if any, prepared with respect to any of such Plans described in clause (i) of this Section A.1.21(b) and (v) all currently effective IRS ruling or determination letters on any of such Plans described in clause (i) of this Section A.1.21(b).

      (c) Except as disclosed on Schedule A.1.21, the Plans and provisions thereof, the trusts created thereby, and the operation of the Plans are (and at all times have been) in material compliance with and conform (and at all times have conformed) to the applicable provisions of the Code, ERISA, other applicable statutes and governmental rules and regulations.

      (d) Except as disclosed on Schedule A.1.21, there is no action, claim or demand of any kind (other than routine claims for benefits) which has been brought or, to the knowledge of the Company, any Subsidiary or Seller threatened, against any Plan or the assets thereof, or against any fiduciary of any such Plan.

      (e) Except as disclosed on Schedule A.1.21, no Plan is, and neither the Company nor any Benefits Affiliate has, and no event has occurred that could result in, any liability, actual or contingent, with respect to any Plan, or any other employee benefit plan that the Company or any Benefits Affiliate has maintained or contributed to since 1985, that is (i) a defined benefit pension plan subject to Title IV of ERISA, (ii) a multiemployer pension plan, as that term is defined in sections 4001(a)(3) and 3(37) of ERISA or (iii) a plan providing life, health or medical benefits to retired employees (other than as required by sections 601-608 of ERISA). For purposes of this Section A.1.21 only, the term "Benefits Affiliate" shall include (i) any corporation which is a member of a controlled group of corporations (as defined in section 414(b) of the Code) which includes the Company or any Subsidiary, (ii) any trade or business (whether or not incorporated) which is under common control (as defined in section 414(c) of Code) with the Company or any Subsidiary, (iii) any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in section 414(m) of the Code) which includes the Company or any Subsidiary and (iv) any other entity required to be aggregated with the Company or any Subsidiary pursuant to the regulations issued under section 414(o) of the Code.

      (f) With respect to any Plan that is an employee welfare benefit plan (within the meaning of section 3(1) of ERISA, except any such Plan that is a multiemployer plan within the meaning of Section 3(37) of ERISA) (a "Welfare Plan"), (i) each Welfare Plan for which contributions are claimed as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deductions and (ii) any Plan that is a group health plan (within the meaning of section 5000(b)(1) of the Code) complies, and in each and every case has complied, with all of the requirements of ERISA and section 4980B of the Code.

      (g) Except as disclosed on Schedule A.1.21, Seller has not made any commitment regarding the continuation of any Plan maintained by the Company or any Subsidiary after the Closing Date and Buyer will be free, in its sole discretion, to cause the Company or any Subsidiary to amend, cancel, terminate or otherwise modify in any and all respects any such Plan, except with respect to any Benefit Affiliate not acquired by the Buyer.

      (h) Except as disclosed on Schedule A.1.21, the consummation of the sale and purchase of the Shares effectuated by this Agreement shall not impose upon the Company any obligation with respect to the payment of any severance benefits, parachute payments or any other similar type of payment to any employee or any other person.

      A.1.22 Environmental Matters. (a) Except as disclosed on Schedule A.1.22 hereto, Mrs. Banks, Herbert A. Grayek, Jr. and Jerry
B. Chariton have no actual knowledge that the Company or any Subsidiary has received any written notice or complaint from the Pennsylvania Department of Environmental Protection or the U.S. Environmental Protection Agency related to environmental conditions or claims.

      (b) As far as Mrs. Banks, Herbert A. Grayek, Jr. and Jerry B. Chariton actually know, the Company and the Subsidiaries have disclosed to or otherwise made available for inspection by Buyer all written reports and material correspondence received within three (3) years prior to the date hereof from any environmental consultant or environmental contracting firm identifying or discussing actual or potential environmental conditions. It shall not constitute a misrepresentation under this Section A.1.22(b) if any report or correspondence not disclosed or otherwise made available to Buyer as aforesaid does not materially affect the information that is set forth in reports or correspondence disclosed or made available. In any litigation regarding this Section A.1.22, if Seller is the prevailing party it shall be entitled to reimbursement by Buyer for its reasonable costs and expenses (including without limitation reasonable attorneys' fees) of the dispute.

      (c) Anything in this Section A.1.22 to the contrary notwithstanding, it shall not constitute a misrepresentation under this Section A.1.22 if any written notice or complaint of the kind required to be disclosed pursuant to Section A.1.22(a), or any written reports or material correspondence otherwise required to be disclosed or made available pursuant to Section A.1.22(b), with respect to the Eastside Landfill (referred to in Section 7.6(b)), has not been scheduled, disclosed or otherwise made available unless Mrs. Banks, Herbert A. Grayek and Jerry B. Chariton actually knew that such information existed and was required to be scheduled, disclosed or otherwise made available in accordance with this Section A.1.22 and they intentionally failed to do so with the intent of misleading Buyer into signing this Agreement and Buyer would not have signed this Agreement if it knew the information set forth in such written notice or complaint or written report or material correspondence.

      A.1.23  No  Intellectual  Property  Violations.  Except  as  disclosed  on
Schedule A.1.14 or A.1.23 hereto, the business of the Company and its Subsidiaries (a) as presently conducted does not utilize any patent, trademark, trade name, service mark or copyright, and (b) as formerly and presently conducted did not and does not conflict with or infringe upon any patent, trademark, trade name, service mark, trade secret, copyright or proprietary right owned or claimed by another.

      A.1.24 No Third Party Options. There are no existing agreements, options, commitments or rights with, to or in any third person to acquire any of the assets or properties of the Company or any Subsidiary or any interest therein, except for those contracts entered into in the ordinary course of business consistent with past practice for the sale of such assets and properties.

      A.1.25 Schedules; Delivery of Documents; Corporate Records. Except as disclosed on Schedule A.1.25 hereto and except for documents specifically identified as "incomplete" on any Schedule hereto, Seller has delivered or made available to Buyer the originals or true and complete copies of all documents, including without limitation all amendments, supplements or modifications thereof or waivers currently in effect thereunder, referred to on the Schedules hereto and has also delivered to Buyer copies of the Articles of Incorporation and Limited Partnership Agreements, and all amendments thereto, and the By-Laws, as amended, of the Company and its Subsidiaries. The minute and stock and partnership record books of the Company and its Subsidiaries, which have been made available to Buyer for its inspection, contain complete and correct copies of all charter documents and the records of all meetings and consents in lieu of meeting of the Boards of Directors (and any committees thereof) and voting shareholders and partners of the Company and its Subsidiaries since January 1, 1984.

      A.1.26 HSR Act Compliance. On the date hereof, and based upon the HSR Act as in effect and interpreted on the date hereof, Seller's "ultimate parent entity", together with all entities which it controls (as determined under the HSR Act) do not have "total assets" or "annual sales" equal to or in excess of $100,000,000 (as such quoted terms are defined under the HSR Act).

      A.1.27 Completeness of Disclosure. No representation or warranty by Seller contained in this Agreement, and no representation, warranty or statement contained in any certificate delivered pursuant to this Agreement, this Appendix or any Schedule or Exhibit contains any statement of a material fact known to the Company, any Subsidiary or Seller to be untrue or omits to state any material fact known to the Company, any Subsidiary or Seller to be necessary to make any statement herein or therein not misleading.

      A.2 Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:

      A.2.1 Corporate Existence. Buyer is a corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania.

      A.2.2 Corporate Power and Authorization. Buyer has the full power to execute, deliver and perform this Agreement. The execution, delivery and performance hereof by Buyer have been duly authorized by all necessary corporate action. This Agreement is a legal, valid and binding obligation of Buyer and is enforceable against Buyer in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting the enforcement of creditors' rights in general, and except that the enforceability of this Agreement is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Notwithstanding the foregoing, except as set forth in Section A.2.7 hereof no representation or warranty is made that the execution, delivery or performance of this Agreement by Buyer complies with, or is permitted by, the Pennsylvania Race Horse Industry Reform Act or the regulations promulgated thereunder.

      A.2.3 Validity of Contemplated Transactions; Etc. The execution and delivery and, except as set forth on Schedule A.2.3 hereto, the performance hereof by Buyer will not contravene or violate (a) any law, rule or regulation to which Buyer is subject, (b) any judgment, order, writ, injunction or decree of any court, arbitrator or governmental or regulatory official, body or authority to which Buyer is subject or (c) the Articles of Incorporation or By-Laws of Buyer; nor will such execution, delivery or performance violate, be in conflict with or result in the breach (with or without the giving of notice or lapse of time, or both) of any term, condition or provision of, or require the consent of any other party to, any contract, commitment or agreement, oral or written, to or by which Buyer is a party or otherwise bound or by which any of Buyer's assets or properties may be bound. No authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery and performance hereof by Buyer. Notwithstanding the foregoing, except as set forth in Section A.2.7 hereof no representation or warranty is made that the execution, delivery or performance of this Agreement by Buyer complies with, or is permitted by, or does not require any authorization, approval, consent, registration or filing under, the Pennsylvania Race Horse Industry Reform Act or the regulations promulgated thereunder.

      A.2.4 No Knowledge of Breach. Except as may be set forth in one or more letters from Buyer to Seller delivered prior to the date hereof, Buyer does not know as of the date hereof of any breach of warranty or any misrepresentation by Seller hereunder. Apart from representations of Seller contained in this Agreement, Seller and representatives of Seller have made no further or additional representations or warranties.

      A.2.5 HSR Act Compliance. On the date hereof, and based upon the HSR Act as in effect and interpreted on the date hereof, Buyer's "ultimate parent entity", together with all entities which it controls (as determined under the HSR Act) do not have "total assets" or "annual sales" equal to or in excess of $100,000,000 (as such quoted terms are defined under the HSR Act).

      A.2.6 Investment Only. Buyer is acquiring the Shares and the Interests for its own account and not with the intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws. Buyer acknowledges that the Shares and Interests are not registered under the Securities Act of 1933, and must be held indefinitely unless they are subsequently so registered or unless an exemption from registration is available.

      A.2.7 Regulatory Matters. (a) There is no provision of the Pennsylvania Act, the rules and regulations of the Commission thereunder (the "Regulations") or any Federal laws pertaining primarily to the harness and horse racing industry ("Federal Laws") which requires any filing with, notice to or approval of the Commission or any federal agency whose primary responsibility is over the harness or horse racing industry prior to the consummation of the transactions contemplated by this Agreement.

      (b) There is nothing in the Pennsylvania Act, Regulations or Federal Laws that would permit any Pennsylvania or federal agency to require Seller or Mrs. Banks to disgorge any part of the purchase price for the Shares and the Interests by virtue of the transactions contemplated by this Agreement (other than the payment of taxes) or to obtain damages or penalties solely in consequence thereof.

      (c) Except for filing a post-Closing affidavit pursuant to section 204 of the Pennsylvania Act and Section 185.52 of the Regulations, Seller and Mrs. Banks do not have to file any application or document or take any other action under the Pennsylvania Act, the Regulations or Federal Laws arising out of the transactions